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                                  EXHIBIT 10.7


                                   REGULATIONS

                                       OF

                                   TIETEK LLC

                      A Delaware Limited Liability Company

                    Date of Adoption: As of February 5, 2004

TIETEK L.L.C. SHALL NOT BE, AND SHALL NOT BE CONSTRUED TO BE, A PARTNERSHIP OR JOINT VENTURE, AND NO MEMBER OR MANAGER SHALL BE, OR SHALL BE CONSTRUED TO BE, A PARTNER OR JOINT VENTURER OF ANY OTHER MEMBER OR MANAGER FOR ANY PURPOSES OTHER THAN FEDERAL AND STATE TAX PURPOSES, AND THESE REGULATIONS MAY NOT BE CONSTRUED TO SUGGEST OTHERWISE.

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                                  REGULATIONS
                                       OF
                                   TIETEK LLC
                      A Delaware Limited Liability Company

ARTICLE I DEFINITIONS..........................................................1

   1.01  Definitions...........................................................1
   1.02  Construction..........................................................8

ARTICLE II ORGANIZATION........................................................8

   2.01  Formation.............................................................8
   2.02  Name..................................................................8
   2.03  Registered Office; Registered Agent;
         Principal Office in the United States; Other Offices..................8
   2.04  Purposes..............................................................9
   2.05  Foreign Qualification.................................................9
   2.06  Term..................................................................9
   2.07  Mergers and Interest Exchanges........................................9
   2.08  No State-Law Partnership..............................................9

ARTICLE III MEMBERSHIP.........................................................9

   3.01  Members...............................................................9
   3.02  Rights of and Restrictions on Members.................................9
   3.03  Representations and Warranties of the Members........................10
   3.04  Additional Members...................................................10
   3.05  Information..........................................................10
   3.06  Meetings.............................................................11
   3.07  Votes of Class A Members; Quorum; and Effect of Vote.................11
   3.08  Notice of Meetings...................................................11
   3.09  Actions Without a Meeting............................................11

ARTICLE IV INITIAL CLASSES OF MEMBERSHIP INTERESTS/CAPITAL CONTRIBUTIONS......12

   4.01  Initial Classes of Membership Interests and Capital Contributions....12
   4.02  Subsequent Capital Contributions/Obligations of Members..............13
   4.03  Advances by Members..................................................13
   4.04  Capital Accounts.....................................................13
   4.05  Interest.............................................................15
   4.06. Withdrawal of Capital................................................15
   4.07. Negative Capital Accounts............................................15
   4.08. Resignation..........................................................15

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ARTICLE V ALLOCATIONS AND DISTRIBUTIONS.......................................15

   5.01  Allocation of Net Income and Net Loss................................15
   5.02  Section 704(c) Allocations...........................................18
   5.03  Distributions........................................................19
   5.04  Computation and Determination........................................20
   5.05  Fiscal Year and Company Books........................................21

ARTICLE VI MANAGERS...........................................................21

   6.01  Management of the Company by the Board...............................21
   6.02  Election of Managers.................................................22
   6.03  Powers of the Board..................................................23
   6.04  Performance of Duties; Liability of Managers.........................25
   6.05  Competing Activities.................................................26
   6.06  New Business Opportunities...........................................26
   6.07  Transactions between the Company and the Managers and Affiliate......26
   6.08  Payments to Managers.................................................27
   6.09  Officers.............................................................27
   6.10  Public Company Duties and Responsibilities...........................27

ARTICLE VII BUY/SELL AGREEMENT................................................29

   7.01  Buy/Sell.............................................................29
   7.02  Acceptance of Buy/Sell Offer.........................................29
   7.03  Closing of Purchase Pursuant to Buy/Sell Offer.......................29

ARTICLE VIII TRANSFERS........................................................29

   8.01  Restrictions on Transfers............................................29
   8.02  Permitted Transfers..................................................30
   8.03  Conditions to Permitted Transfers....................................30
   8.04  Right of First Refusal...............................................30
   8.05  Prohibited Transfers.................................................32
   8.06  Rights of Unadmitted Assignees.......................................32
   8.07  Admission of Substitute Members......................................33
   8.08  Legend...............................................................33
   8.09  Distributions and Allocations in Respect of Transferred Interests....34

ARTICLE IX TAG-ALONG PROVISIONS...............................................35

   9.01  Tag-Along............................................................35
   9.02  Distribution of Sale Proceeds........................................35

ARTICLE X INDEMNIFICATION.....................................................35

   10.01 Right to Indemnification.............................................35

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   10.02 Advance Payment......................................................36
   10.03 Appearance as a Witness..............................................36
   10.04 Nonexclusivity of Rights.............................................36
   10.05 Insurance............................................................36
   10.06 Member Notification..................................................37
   10.07 Savings Clause.......................................................37

ARTICLE XI TAXES, BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS..................37

   11.01 Tax Returns..........................................................37
   11.02 Tax Elections........................................................37
   11.03 Tax Matters Partner..................................................38
   11.04 Maintenance of Books.................................................38
   11.05 Reports..............................................................38
   11.06 Accounts.............................................................38

ARTICLE XII DISSOLUTION, LIQUIDATION, AND TERMINATION.........................38

   12.01 Dissolution Events...................................................39
   12.02 Winding Up...........................................................39
   12.03 Deficit Capital Accounts; Related Items..............................40
   12.04 Rights of Members....................................................41
   12.05 Notice of Dissolution/Termination....................................41
   12.06 Allocations During Period of Liquidation.............................41
   12.07 The Liquidator.......................................................41
   12.08 Form of Liquidating Distributions....................................42

ARTICLE XIII GENERAL PROVISIONS...............................................42

   13.01 Notices..............................................................42
   13.02 Entire Agreement; Supersedure........................................42
   13.03 Effect of Waiver of Consent..........................................42
   13.04 Binding Effect.......................................................43
   13.05 Governing Law; Severability..........................................43
   13.06 Further Assurances...................................................43
   13.07 Waiver of Certain Rights.............................................43
   13.08 Indemnification......................................................43
   13.09 Notice to Members of Provisions of these Regulations.................43
   13.10 Counterparts.........................................................43
   13.11 Mediation............................................................43
   13.12 Arbitration..........................................................46

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                                   TIETEK LLC
                                   REGULATIONS
                                   -----------

     These Regulations of TieTek LLC, a Delaware limited liability company (the "Company"), dated effective as of January 1, 2004 (the "Regulations"), are hereby (a) adopted by the Managers (as defined below), and (b) executed and agreed to, for good and valuable consideration, by TieTek Technologies, Inc., a Texas corporation ("TieTek" or the "Class A Member", as the context requires), and Sponsor Investments, LLC, a Texas limited liability company (the "Class B Member").

                                  INTRODUCTION

     A. The Company was initially incorporated on August 13, 2003 as a corporation organized under the laws of the state of Delaware and the DGCL, and subsequently converted into a limited liability company in accordance with the provisions of the Act and the DGCL by filing a Certificate of Conversion and a Certificate of Formation with the Secretary of State of the State of Delaware on February 5, 2004;

     B. The Class A Member has agreed to contribute effective as of January 1, 2004 certain operating assets, including the Houston Plant and Marshall Plant, subject to the liabilities applicable thereto, to the Company in exchange for the issuance to it of all of the Class A Membership Interests in the Company, a schedule of which assets, liabilities and the Agreed Value thereof are set forth as Schedule A;

     C. The Class B Member has made a cash capital contribution of $5,000 and caused Tie Investors, LLC, a Texas limited liability company (the "Lender"), to enter into that certain Loan Agreement with the Company dated February 5, 2004 and various related Loan Documents, as defined in the Loan Agreement (collectively, the "Loan Documents"), pursuant to which the Lender will provide the Company with a loan of up to $14 million to finance the acquisition and development of the Plants, and, in partial consideration therefor, the Class A Member and the Class B Member have agreed to issue to the Class B Member the Class B Membership Interest as set forth in the following Regulations of the Company and to set forth additional agreements among the Members.

                                    ARTICLE I
                                   DEFINITIONS

     1.01 Definitions. As used in these Regulations, the following terms have the following meanings:

     "Act" shall mean the Delaware Limited Liability Company Act, 6 Del. C.
Section 18-101, et seq, as amended from time to time (or any corresponding provisions of succeeding law).

     "Accepting Offerees" shall have the meaning given that term in Section 8.04(d).

     "Acquisition Assets" shall have the meaning given that term in Section
6.05.

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     "Additional Future Loan" shall have the meaning given that term in Section
4.02.

     "Adjusted Capital Account" means, with respect to any Member, such Member's Capital Account as of any relevant date after giving effect to the following adjustments:

            (i) Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and

            (ii) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Adjusted Capital Account as of the end of the relevant Fiscal Year. The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and 1.704-2, and shall be interpreted consistently therewith.

     "Adjusted Property" shall mean any property the Carrying Value of which has been adjusted pursuant to Section 5.02(a).

     "Affiliate" shall mean, in respect of any specified Person: (i) any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such specified Person, including a director, partner, manager, executive officer or employee of such Person and any parent or subsidiary company, (ii) any sibling, spouse or child of such specified Person, or (iii) a trust created for the benefit of an immediate family member of such specified Person.

     "Agreed Value" shall mean the cost of property, net of the liabilities attributable thereto, contributed by the Class A Member upon organization of the Company as described on Schedule A hereto and the fair market value of property contributed in the future, such value of property contributed in the future to be determined in any manner deemed reasonable by the Board.

     "Authorized Individuals" shall have the meaning given that term in Section 13.11.

     "Bankruptcy" means, with respect to the Company, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy." A "Voluntary Bankruptcy" means, with respect to the Company, (i) the inability of the Company generally to pay its debts as such debts become due, or an admission in writing by the Company of its inability to pay its debts generally or a general assignment by the Company for the benefit of creditors, (ii) the filing of any petition or answer by the Company seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of the Company or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its Property or (iii) corporate action taken by the Company to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of the Company, the entering of

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an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against the Company which petition shall not be dismissed within ninety (90) days, or without the consent or acquiescence of the Company, the entering of an order appointing a trustee, custodian, receiver or liquidator of the Company or of all or any substantial part of the Property of the Company which order shall not be dismissed within ninety (90) days.

     "Board" shall have the meaning set forth in Section 6.01(a).

     "Book-Tax Disparities" shall mean the difference between a Member's Capital Account balance, as maintained pursuant to Section 4.04 and such balance had the Capital Account been maintained strictly in accordance with tax accounting principles (such disparities reflecting the difference between the Carrying Value of Adjusted Properties, as adjusted from time to time, and the adjusted basis thereof for Federal income tax purposes).

     "Business" shall mean the business of the Company as conducted from time to time including, but not limited to, the business of manufacturing and distributing structural composite products including, but not limited to, railroad and transit authority cross-ties, products for guardrails, marine pilings and bridge components.

     "Business Day" shall mean any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of Texas are closed.

     "Buy/Sell Offer" shall have the meaning given that term in Section 7.01.

     "Buy/Sell Period" shall have the meaning given that term in Section 7.01.

     "Capital Account" shall have the meaning given that term in Section
4.04(a).

     "Capital Contribution" shall mean the total value of cash and the Agreed Value of property contributed by a Member to the capital of the Company.

     "Carrying Value" shall mean the adjusted value of the Company property determined in accordance with the accounting rules for the maintenance of capital accounts as described in Section 4.04.

     "Certificate shall have the meaning set forth in Section 2.01.

     "Class A Member" shall, until exercise of the Option, mean TieTek and after exercise of the Option, TieTek and the Class B Member.

     "Class A Membership Interest" means a Membership Interest established under
Section 4.01(a) of these Regulations.

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     "Class B Member" shall mean Sponsor Investments, LLC, a Texas limited liability company, or its assignee, as permitted herein.

     "Class B Membership Interest" means a Membership Interest established under
Section 4.01(b) of these Regulations.

     "Code" shall mean the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

     "Company" shall mean TieTek L.L.C., a Delaware limited liability company.

     "Company Affiliates" shall have the meaning given that term in Section
13.11.

     "Company Firm Offer" shall have the meaning given that term in Section 8.04(b).

     "Company Offer Notice" shall have the meaning given that term in Section 8.04(b).

     "Company Offer Period" shall have the meaning given that term in Section 8.04(c).

     "Contributed Property" shall mean property other than cash originally contributed or deemed to be contributed to the Company by a Member in exchange for its Membership Interest in the Company.

     "Control" means (i) ownership of fifty percent (50%) or more of the outstanding securities, or an equivalent beneficial ownership interest, of the owned Person; or (ii) the ability, directly or indirectly, to exercise fifty percent (50%) or more of the voting rights of the controlled Person.

     "Declining Member" shall have the meaning given that term in Section 6.06.

     "Dispose," "Disposing," or "Disposition" shall mean a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof.

     "Dispute" shall have the meaning given that term in Section 13.11.

     "Disputing Party" shall have the meaning given that term in Section 13.11.

     "Dissolution Event" shall have the meaning given that term in Section
12.01.

     "Distributable Cash" shall mean, with respect to any period, all cash revenues and receipts of the Company during such period, and reserves set aside during prior periods and no longer needed for the Company's business, less the sum of (i) all amounts expended by the Company pursuant to these Regulations during such period and (ii) such working capital and cash reserves or other retained amounts as the Board reasonably determines to be necessary for the proper operation of the Company business.

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     "DGCL" shall mean the Delaware General Corporation Law.

     "Effective Date" shall mean the date on which these Regulations are adopted and the Company begins operations.

     "First Appraiser" shall have the meaning given that term in Section
9.03(b).

     "GAAP" shall mean generally accepted accounting principles, consistently applied.

     "Houston Plant" shall mean the leased tract of land and ancillary building and equipment located in Houston, Texas being used in the conduct of the Business.

     "Initiating Party" shall have the meaning given that term in Section 13.11.

     "Lender" shall have the meaning given that term in the Introduction.

     "Liquidator" shall have the meaning given that term in Section 12.07(a).

     "Loan" shall mean the $14 million loan to the Company to be obtained from the Lender to finance construction of the plant and acquisition of plant equipment (or refinance a bridge loan and reimbursement to the Class A Member of costs or expenses previously incurred for the Marshall Plant and related equipment, together with inventory, raw materials and supplies and other properly reimbursable items related to the Business) and related working capital and interim interest.

     "Loan Documents" shall have the meaning given that term in the Introduction.

     "Mandatory Distribution" shall have the meaning given that term in Section 5.03(d).

     "Manager" shall mean any Person named in the Certificate of the Company and any Person hereafter elected as a Manager of the Company as provided in these Regulations, but does not include any Person who has ceased to be a Manager of the Company.

     "Market Value" shall have the meaning given that term in Section 9.03.

     "Marshall Plant" means the tract of land and ancillary building and equipment located in Harrison County, seven miles north of the courthouse in Marshall, Texas, being constructed to be used in the conduct of the Business.

     "Member" shall mean each of the Persons executing these Regulations as the Class A Member and as the Class B Member or hereafter admitted to the Company as a Member as provided in these Regulations, but does not include any Person who has ceased to be a Member in the Company.

     "Member Firm Offer" shall have the meaning given that term in Section 8.04(b).

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     "Member Offer Notice" shall have the meaning given that term in Section
8.04(b).

     "Member Offer Period" shall have the meaning given that term in Section 8.04(c).

     "Member Nonrecourse Debt" means any nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) of the Company for which any Member bears the economic risk of loss, in accordance with Treasury Regulations Sections 1.704-2(b)(4) and 1.752-2.

     "Member Nonrecourse Debt Minimum Gain" means, for each Member, the amount of Minimum Gain for the Fiscal Year or other period attributable to such Member's Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

     "Member Nonrecourse Deductions" means any Losses or other losses or deductions of the Company that must be allocated to a Member who bears the economic risk of loss for the Member nonrecourse liability to which the Losses or other losses or other deductions relate, determined in accordance with Treasury Regulations Section 1.704-2(i)(1).

     "Membership Interest" shall mean an interest of a Member in the Company, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, and to consent or approve.

     "Minimum Gain" means, with respect to all nonrecourse liabilities of the Company, the minimum amount of gain that would be realized by the Company if the Company Disposed of the Company property subject to such liability in full satisfaction thereof computed in accordance with Treasury Regulations Section 1.704-2(d).

     "NATK" shall mean North American Technologies Group, Inc., a Delaware corporation and the parent of TieTek.

     "Net Agreed Value" shall mean the Agreed Value of any property contributed to the Company, less the amount of debt to which such property is subject or the amount of debt assumed in connection with such contribution.

     "New Business Opportunity" shall have the meaning given that term in
Section 6.06.

     "Net Income or Net Loss" shall mean, during any fiscal period of the Company, the net income or net loss of the Company determined in accordance with GAAP and the terms and conditions of this Agreement.

     "Nonrecourse Deductions" means, for each fiscal year or other period, an amount of Company deductions that are characterized as "nonrecourse deductions" under Treasury Regulations Section 1.704-2(c).

     "Offer Notice" shall have the meaning given that term in Section 9.01(a).

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     "Offer Price" shall have the meaning given that term in Section 8.04(a).

     "Offered Interests" shall have the meaning given that term in Section 8.04.

     "Offerees" shall have the meaning given that term in Section 8.04(b).

     "Option" shall have the meaning given that term in Section 4.01(c).

     "Option Interests" shall have the meaning given that term in Section 9.01.

     "Option Period" shall have the meaning given that term in Section 4.01(c).

     "Option Purchase Price" shall have the meaning given that term in Section 4.01(c).

     "Participating Member" shall have the meaning given that term in Section 6.06.

     "Permitted Transfer" shall have the meaning given that term in Section
8.02.

     "Person" includes individuals, general partnerships, limited partnerships, limited liability companies, corporations, trusts, estates, real estate investment trust and any other association.

     "Plants" shall mean the Houston Plant and the Marshall Plant, collectively.

     "Prime Rate" shall mean the average prime rate of interest on money of money center banks.

     "Procedure" shall have the meaning given that term in Section 13.11.

     "Proceeding" shall have the meaning given that term in Section 10.01.

     "Purchase Offer" shall have the meaning given that term in Section 8.04(a).

     "Purchaser" shall have the meaning given that term in Section 8.04(a).

     "Regulations" shall have the meaning given that term in the introductory paragraph.

     "Responding Party" shall have the meaning given that term in Section 13.11.

     "Royalty Agreement" shall mean the TieTek Royalty Agreement of even date herewith, by and among the Class A Member, the Class B Member and William T. Aldrich, Henry W. Sullivan, and J. Denny Bartell as Co-Trustees for the benefit of Dune Holdings, L.L.C., assignee of Gaia Holdings, Inc., and Thor Ventures, L.L.C., the latter hereinafter collectively referred to as "Payee."

     "SEC" shall have the meaning given that term in Section 6.10.

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     "Second Appraiser" shall have the meaning given that term in Section
9.03(b).

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Laws Requirements" shall have the meaning given that term in
Section 6.10.

     "Seller" shall have the meaning given that term in Section 8.04.

     "Sharing Ratio" with respect to any Member means a fraction (expressed as a percentage), the numerator of which is the number of that Member's Class A Membership Interests, and the denominator of which is the sum of the issued and outstanding Class A Membership Interests of all Members.

     "Third Appraiser" shall have the meaning given that term in Section
9.03(b).

     "Treasury Regulations" shall mean the regulations promulgated by the IRS or the Treasury Department under the Code, and any subsequent changes or amendments thereto.

     "Unreturned Capital Contribution" shall mean the total cash Capital Contribution of a Member, less all amounts distributed to such Member by the Company pursuant to Section 5.03(a), as of the end of the preceding fiscal year.

Other terms defined herein have the meanings so given them.

     1.02 Construction. Whenever the context requires, the gender of all words used in these Regulations includes the masculine, feminine and neuter. All references to Articles and Sections refer to articles and sections of these Regulations, and all references to Exhibits are to Exhibits attached hereto, each of which is made a part hereof for all purposes.

                                   ARTICLE II
                                  ORGANIZATION

     2.01 Formation. The Company has been organized as a Delaware limited liability company by the filing of the Certificate of Formation (the "Certificate") under and pursuant to the Act.

     2.02 Name. The name of the Company is "TieTek LLC", and all Company business must be conducted in that name or such other names that comply with applicable law as the Managers may select from time to time.

     2.03 Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware will be the office of the registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Managers may designate from time to time in the manner provided by law. The principal office of the Company will be located at 14315 West Hardy Road, Houston, Texas 77060 or such other place as the Managers may from

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time to time designate by notice to the Members. The registered agent of the
Company in the State of Delaware will be the initial registered agent named in the Certificate or such other Person or Persons as the Managers may designate from time to time in the manner provided by law. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managers deem advisable.

     2.04   Purposes. The purposes for which this Company is organized are to
(i) exercise all powers necessary to, or reasonably connected with, the operation of the Business that may be legally exercised by limited liability companies under the Act, and (ii) to engage in all activities necessary, customary, convenient or incidental to the foregoing.

     2.05 Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Managers have or will cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.

     2.06 Term. The Company commenced doing business on the date the Secretary of State of Delaware issued a Certificate of Formation and Certificate of Conversion for the Company and will continue in existence in perpetuity unless these Regulations specify to the contrary.

     2.07 Mergers and Interest Exchanges. The Company may be a party to a merger or an interest exchange, subject to the requirements of Section 6.03 hereof.

     2.08 No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Manager be a partner or joint venturer of any other Member or Manager, for any purposes other than federal and state tax purposes, and these Regulations may not be construed to suggest otherwise.

                                   ARTICLE III
                                   MEMBERSHIP

     3.01 Members. The Members of the Company are the Class A Member, the Class B Member and Persons who are issued or acquire Membership Interests in accordance with the terms of these Regulations and the Certificate as contemplated in Sections 3.04 and 4.01.

     3.02   Rights of and Restrictions on Members. No Member will:

     (a) Be personally liable for any of the debts, obligations or losses (including deficits in its Capital Account) of the Company or the other Members, anything to the contrary herein notwithstanding, except for a liability based upon a violation by the Member of these Regulations;

     (b) Be assessed or required to make any Capital Contributions other than those

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expressly agreed to in writing by such Member;

     (c) Except as may be permitted in a written employment agreement by and between a Member and the Company, have the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

     (d) Be entitled to be paid any salary or to have a Company drawing account;

     (e) Be entitled to receive any interest on any Capital Contribution or Capital Account;

     (f)    Be entitled to a partition of any property of the Company;

     (g) Except as expressly provided to the contrary herein, be entitled to priority over any Member, either as to a return of its Capital Contribution or as to allocations of revenues, gains, costs, expenses, losses or distributions; or

     (h) Be entitled to a return of, or to a withdrawal of, all or any part of its contributions to the Company, except to the extent that the Members may be entitled to distributions pursuant to the express provisions of these Regulations, and (unless otherwise provided) no Member shall have any right to demand or receive property other than cash in return for its contributions, and its right to receive cash shall be, and is hereby expressly limited and controlled by the terms of these Regulations.

     3.03 Representations and Warranties of the Members. Each Member represents that by reason of its business and financial experience, and the business and financial experience of those Persons retained by it to advise it with respect to this investment herein, each has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment and is able to bear the economic risk of such investment.

     3.04 Additional Members. Additional Membership Interests may be issued to Persons from time to time on such terms and conditions as the Members may determine at the time of admission or as otherwise set forth herein, only by unanimous consent of the Members.

     3.05 Information. (a) In addition to the other rights specifically set forth in these Regulations, each Member is entitled to all information to which that Member is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated and unlimited access to all Company books and records plants, assets, property, employees, consultants and the like.

     (b) The Members acknowledge that, from time to time, they may receive information from or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with which it does business. Each Member will hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member or a Manager, except for disclosures (i) compelled by law (but the Member must notify the Managers promptly of any request for that information, before disclosing it if practicable), (ii) to advisers or representatives of the Member or Persons to whom any of that Member's Membership Interests may be Disposed as permitted by these Regulations, but only if the recipients have agreed to be bound by the provisions of this Section 3.05(b), (iii) information received pursuant to licenses under patents such Member or an Affiliate or otherwise licensed to such Member or an Affiliate as contemplated herein, or (iv) of information that Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this Section 3.05(b) may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 3.05(b) may be enforced by specific performance.

     3.06 Meetings. Special meetings of the Members may be held at any place, either within or without the state of Delaware, selected by the Member or Members calling the meeting. There shall be no regularly scheduled meeting of the Members of the Company. A special meeting of the Members may be called by any Member(s) holding an aggregate of ten percent (10%) or more of the then issued and outstanding Class A Membership Interests. The Members holding Class B Membership Interests shall not be entitled to call any special meeting of Members.

     3.07 Votes of Class A Members; Quorum; and Effect of Vote. Each Class A Member shall have a number of votes equal to the number of Class A Membership Interests held by such Member; provided, however, that if, pursuant to the terms of these Regulations, a Member is not entitled to vote on a specific matter, then such Member's votes and Membership Interests not entitled to vote shall not be considered for the purpose of determining whether a quorum is present, or whether the requisite percentage approval by vote of the Members has been obtained with respect to such specific matter. Members holding an aggregate of fifty-one percent (51%) of the votes, (i.e. fifty-one percent (51%) of the Class A Membership Interests entitled to vote) shall constitute a quorum at all meetings of the Members. Notwithstanding there being a quorum present, unless otherwise specifically indicated in these Regulations to the contrary, any percentage vote needed to approve any action under these Regulations shall take that percentage of all votes outstanding, regardless of the percentage of votes attending a meeting or approving of the action at the meeting. The Class B Membership Interests shall not have any voting rights whatsoever. The foregoing sentence shall not in any respect limit the right of the Class B Member to consent to or approve any matter required or permitted to be consented to by the express terms of these Regulations.

     3.08 Notice of Meetings. Written notice of a meeting shall be given to each Member entitled to vote not less than three (3) days nor more than thirty
(30) days before the date of the meeting, unless waived by all of the Members. The notice shall state the place, date and hour of the meeting and the general nature of the business to be transacted.

     3.09 Actions Without a Meeting. Any action that may be taken at any meeting of Members may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed and delivered to the Board by all of the Class A Members. Any Member giving a written consent may revoke such consent by a writing received by the Board prior to the time that the Board has received written consents of all Members.

                                   ARTICLE IV
                    INITIAL CLASSES OF MEMBERSHIP INTERESTS;
                              CAPITAL CONTRIBUTIONS

     4.01   Initial Classes of Membership Interests and Capital Contributions.

     (a) Class A Membership Interests. In consideration for the contributions of the Class A Member to the capital of the Company, or agreement to make such contributions, from and after the commencement of business by the Company, including those assets and liabilities listed in Schedule A hereto, as of the date hereof the Company has issued to the Class A Member 1,000 Class A Membership Interests. The Company is authorized to issue only 1,000 Class A Membership Interests.

     (b) Class B Membership Interests. In consideration for arranging the Loan, the provision of other related services and a cash capital contribution of $5,000, the Company has issued to the Class B Member one Class B Membership Interest. The Class B Member shall not be required to make any other contribution of cash or other property to the Company. Except as set forth in
Section 6.02, he Class B Membership Interest shall have no rights to voting, distributions (liquidating or otherwise) or allocations (other than as expressly set forth herein), but shall have the right to receive information, designate certain Board members and consent to or approve of certain actions as hereinafter provided in these Regulations. The Class B Membership Interest shall be cancelled upon the exercise of the Option by the Class B Member in accordance with the provisions of Section 4.01(c) hereof. The Company shall be authorized to issue only one Class B Membership Interest. Except as set forth in Section 6.02, the Class B Membership Interest and all ancillary rights and privileges of the Class B Holder related to the Class B Membership Interest shall terminate upon exercise of the Option, when the Class B Member shall become a Class A Member and have all rights incident thereto. The rights of the Class B Membership Interest shall be automatically cancelled at midnight, centralstandard time, on December 31, 2010 if the Option has not been exercised by the Class B Member on or prior to that time.

     (c) Option of Class B Member. In consideration for the arrangement by the Class B Member of the Loan, the agreement of the Class B Member to make, or cause an Affiliate or other Person to make, any Additional Future Loans (as defined in Section 4.02, below), and the provision of other related services, the receipt of which is hereby acknowledged, the Class A member hereby grants to the Class B Member, or its assignee, the irrevocable option (the "Option") to purchase 499 of its Class A Membership Interests at any time beginning on the second anniversary of the Effective Date and ending on the seventh anniversary of the Effective Date (the "Option Period"), for an exercise price payable to the Class A Member of four million nine hundred ninety five thousand dollars ($4,995,000), reduced (but not below $10) by (i) one-half (1/2) of the amount of all cash payments by the Company to the Payee under the Royalty Agreement and
(ii) interest imputed on such cash payments at the Prime Rate plus 100 basis points, compounded annually (net, the "Option Purchase Price"). In order to exercise the Option, the Class B Member must pay to the Class A Member within the Option Period, the Option Purchase Price in cash, and the Class A Member hereby consents to and permits the automatic admission of the Class B Member as a Substitute Member with respect to such 499 Class A Membership Interests pursuant to Article 8.07 hereof. Upon the receipt by the Class B Member of a certificate for 499 Class A Membership Interests from the Company, the Class B Membership Interests held by the Class B Member shall be cancelled, and the Company shall have only a single class of Membership Interests.

     (d) Issuance of Interests. Upon the admission of additional Membership Interests, the holders of such additional Membership Interests take their Membership Interests subject to the rights of the existing interest holders only upon the admission of such additional interests pursuant to section 3.04.

     4.02 Subsequent Capital Contributions/Obligations of Members. No Member shall be obligated to contribute a total amount beyond that which the Member has made or agreed to make pursuant to Section 4.01. At such time as the Loan is paid in full, in the event that the Company, as determined by the Board, desires to develop any additional plants or otherwise expand any existing plants, upon the request of any Class A Member, the Class B Member agrees to arrange (or cause an Affiliate to arrange) for the purpose of the financing of any future plant, an additional loan or loans of up to $14 million per financing ("Additional Future Loans"), on the same substantive terms and conditions (including the same interest rate), and secured by comparable collateral, as the Loan. The obligation of the Class B Member as to Additional Future Loans shall be an ongoing obligation for the financing of future plants or projects but only as each successive Additional Future Loan is paid in full.

     4.03 Advances by Members. If the Company does not have sufficient cash to pay its obligations, or desires to purchase services for its operations from one of the Members, any Member(s) may, with the unanimous consent of the Managers (in accordance with Section 6.07), advance all or part of the needed funds or provide the needed services to, the Company, the reasonable value of which services shall be reimbursed to the Member providing the services. Any advance described in this Section 4.03 shall constitute a loan from the Member to the Company, and shall bear interest at the Prime Rate from the date of the advance until the date of payment, and shall not be deemed to be a Capital Contribution.

     4.04   Capital Accounts.

     (a) Creation of Capital Accounts. The Company shall maintain for each Member a separate capital account for each class of Membership Interest held by such Member in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv) (a "Capital Account;" as context requires (whether or not designated as such) such term shall mean the Capital Account of a Member for such Class). A Capital Account shall be increased by (i) the amount of cash and the Net Agreed Value of all property contributed or deemed contributed by such Member to the Company pursuant to these Regulations and (ii) all amounts of Company Net Income (including income and gain exempt from tax) computed in accordance with Section 4.04(b) and allocated to such Member pursuant to Section
5.01 and decreased by (iii) the amount
of cash and the Net Agreed Value of all property distributed to such Member pursuant to these Regulations and (iv) all items of Company Net Loss computed in accordance with Section 4.04(b) and allocated to such Member pursuant to Section 5.01.

     (b) Maintenance of Capital Accounts. For purposes of computing the amount of any item of Net Income or Net Loss to be reflected in the Members' Capital Accounts, the determination, recognition and classification for federal income tax purposes (including any method of depreciation, depletion, cost recovery or amortization used for such purposes) shall govern, provided that:

            (i) In accordance with the requirements of Treasury Regulation Sections 1.704-1(b)(2)(iv)(d)(3) and 1.704-1(b)(2)(iv)(f)(3), any
     deductions for depreciation, cost recovery or amortization attributable to a Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Company was equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.04(b)(i) to the Carrying Value of any Company property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the adjusted basis of such property was equal to the Carrying Value of such property immediately following such adjustment.

            (ii) Any Net Income or Net Loss attributable to the taxable disposition of any property shall be determined by the Company as if the adjusted basis of such property as of such date of disposition was equal in amount to the Company's Carrying Value with respect to such property as of such date.

            (iii) All fees and other expenses incurred by the Company to promote the sale of (or to sell) an interest in the Company that can neither be deducted nor amortized under Code Section 709 shall, for purposes of Capital Account maintenance, be treated as an item of deduction and shall be allocated among the Members pursuant to Article V hereof.

            (iv) The computation of Net Income or Net Loss shall be made without regard to any election under Code Section 754 which may be made by the Company and, as to those items described in Code Section 705(a)(1)(B) or Section 705(a)-(2)(B), without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

            (v) The foregoing provisions and the other provisions of these Regulations relating to the maintenance of Capital Accounts are intended to comply with the Treasury Regulations under Section704(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In making the increases and decreases to the Members' Capital Accounts in accordance with the Section704(b) of the Treasury Regulations, the Managers shall make such elections, tax allocations, and adjustments as are provided in the Section704(b) of the Treasury Regulations as may be necessary or appropriate to maintain the validity of the tax allocations set forth in these Regulations.

     (c)    Unrealized Gain and Loss; Carrying Value.

            (i)    Consistent with the provisions of Treasury Regulation
     Section 1.704-1(b)(2)(iv)(f), upon an issuance of additional Membership Interests in the Company for cash or other property, or the redemption of Membership Interests for cash or other property, the Capital Accounts of all Members and the Carrying Values of all Company properties may (at the election of the Board), immediately prior to such issuance or redemption, be adjusted (consistent with the provisions hereof), upwards or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Company property (as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such property, immediately prior to such issuance or redemption, and had been allocated to the Members, at such time, pursuant to Article V).

            (ii) In addition, in accordance with Treasury Regulation Section1.704-1(b)(2)(iv)(e), immediately prior to the actual or deemed distribution of any Company property (other than cash), the Capital Accounts of all Members and the Carrying Values of all Company property shall be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss that would have been recognized upon an actual sale of such property, immediately prior to such distribution, and would have been allocated to the Members, at such time, pursuant to Article V.

     (d) Certain Costs. Other expenditures that are neither deductible nor capitalizable subject to depreciation, cost recovery allowances, depletion, or amortization for federal income tax purposes (including, without limitation, expenditures described in Code Section705(a)(2)(B) but excluding expenditures for land, real property, and other similar assets) shall be treated as deductible by the Company for purposes of this Section 4.04.

     4.05 Interest. No interest shall be paid by the Company on Capital Contributions or Capital Accounts.

     4.06. Withdrawal of Capital. Except as otherwise expressly provided herein, a Member shall not be entitled to withdraw any part of its capital from the Company during the term of the Company.

     4.07. Negative Capital Accounts. No Member will have the obligation to the Company to restore to zero any negative balance in its Capital Account.

     4.08. Resignation. No Member may resign from the Company as a Member prior to a dissolution and winding up pursuant to Article XII hereof other than upon a transfer of any Membership Interest permitted hereunder.

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

     5.01   Allocation of Net Income and Net Loss.

     (a) Allocation of Net Income. After giving effect to the special allocations set forth in paragraph (c) below, Net Income and each separately stated item of income or gain shall be allocated among the Members as follows:

            (i) first, to the Members according to their Sharing Ratios until the cumulative amount of Net Income allocated pursuant to this
     Section 5.01(a)(i) for the current and all prior fiscal years equals the cumulative amount of Net Loss allocated pursuant to Section 5.01(b)(iii) for all prior years;

            (ii) second, to the Members who were allocated Net Loss pursuant to Section 5.01(b)(ii) until the cumulative Net Income allocated pursuant to this Section 5.01(a)(ii) for the current and prior fiscal years equals the cumulative amount of Net Loss allocated pursuant to Section 5.01(b)(ii) for all prior fiscal years. Any allocation made pursuant to this Section 5.01(a)(ii) shall be made to each Member in the ratio that the Net Loss allocated to such Member pursuant to 5.01(b)(ii) bears to the cumulative amount of Losses allocated pursuant to Section 5.01(b)(ii);

            (iii) third to the Members to the extent of any Mandatory Distribution under Section 5.03(d); and

            (iv)   fourth, to the Members according to their Sharing Ratios.

            (v) Notwithstanding paragraphs (i) through (iii) above to the contrary, for the fiscal year in which the Company sells all or substantially all of its assets, other than pursuant to a transaction pursuant to Section 721 of the Code concerning contributions to partnerships and the terms of which provide for the continuation of the Company as an owner of the successor entity (a "Capital Transaction"), Net Income shall be allocated as follows:

            (1) first, Net Income other than Net Income from the Capital Transaction shall be allocated as provided in paragraphs (i) through (iii) above;

            (2) second, Net Income from the Capital Transaction shall be allocated as provided in paragraphs (i) and (ii) above; and

            (3) third, Net Income from the Capital Transaction shall be allocated among the Members according to their Sharing Ratios.

            (4) If such sale is made in exchange for a promissory note or other deferred obligation ("Deferred Obligation"), all principal payments made pursuant to the Deferred Obligation shall be allocated in accordance with the provisions of this paragraph (iv) as if such payments were made in the Fiscal Year in which such Capital Transaction occurred. Payments of interest on any Deferred Obligation in any given Fiscal Period ("Capital Transaction Interest") shall be allocated among each Member in proportion to and to the extent of the Capital Transaction Interest received by such Member until the cumulative amount allocated to a Member equals the cumulative amount of Capital Transaction Interest received by such Member.

     (b) Allocation of Net Loss. After giving effect to the special allocations set forth in paragraph (c) below, Company Net Loss and each separately stated item of loss or deduction shall be allocated among the Interest Holders as follows:

            (i) first, to the Members according to their Sharing Ratios until the Adjusted Capital Account equals zero;

            (ii) second, any Loss not allocated pursuant to subparagraph (i) above shall, after allocating all Net Loss which can be allocated under subparagraph (i), be allocated among those Members with positive Adjusted Capital Accounts after the allocations in subparagraph (i) to the extent and in the ratio of their positive Adjusted Capital Account balances. Any amounts not allocated pursuant to this subparagraph (ii) shall be allocated pursuant to paragraph (iii) below; and

            (iii) third, any remaining Net Loss shall be allocated among the Members according to their Sharing Ratios.

     (c) Special Allocations. The following special allocations shall be made in the following order of priority.

            (i) Minimum Gain Chargeback. Notwithstanding any other provision of this Section, if there is a net decrease in Company Minimum Gain during any taxable year or other period for which allocations are made, the Members will be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods). The amount allocated to each Member under this Section 5.01(c)(i) shall be an amount equal to such Member's share of the net decrease in Company Minimum Gain during such year or other period determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section 5.01(c)(i) is intended to comply with the Membership minimum gain chargeback requirements of the Treasury Regulations and the exceptions thereto and will be interpreted consistently therewith.

            (ii) Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Section (other than subparagraph (i) which shall be applied first), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any taxable year or other period for which allocations are made, any Member with a share of such Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt (determined under Treasury Regulations Section 1.704-(2)(i)(5)) as of the beginning of the year shall be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods) in proportion to the portion of such Member's share of the net decrease in the Member Nonrecourse Debt Minimum Gain with respect to such Member Nonrecourse Debt that is allocable to the disposition of Membership property subject to such Member Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulations Section1.704-2(g). This Section is intended to comply with the Member nonrecourse debt minimum gain chargeback requirements of the Treasury Regulations and the exceptions thereto and shall be interpreted consistently therewith.

            (iii) Qualified Income Offset. A Member who unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of Membership income and gain in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible.

            (iv) Nonrecourse Deductions. Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated among the Members in proportion to their Sharing Ratios.

            (v) Member Nonrecourse Deductions. Notwithstanding anything to the contrary in this Agreement, any Member Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

            (vi) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset under Code Sections 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

     5.02   Section 704(c) Allocations.

     (a) In the case of a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation and cost recovery deductions attributable thereto shall be allocated for federal income tax purposes among the Members as follows:

            (i) In the case of a Contributed Property, such items shall be allocated among the Members in a manner that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution and that furthers the elimination of Book-Tax Disparities using the "traditional" method as defined in Treasury Regulations Section 1.704-3(b). Any item of residual gain or residual loss attributable to a Contributed Property shall be allocated among the Members in accordance with Section 5.01.

            (ii) In the case of an Adjusted Property, such items shall (A) first, be allocated among the Members in a manner that is consistent with the principles of Code Section704(c), that takes into account the variation between the Carrying Value of such property and its adjusted tax basis at the time of its adjustment and that furthers the elimination of

     Book-Tax Disparities, and (B) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with the first sentence of paragraph (a)(i) above. Any items of residual gain or residual loss attributable to an Adjusted Property shall be allocated among the Members in accordance with Section 5.01.

     (b) It is intended that the allocations in this Section 5.02 effect an income tax allocation to carry out the purposes for which Section 704 of the Code. Notwithstanding the foregoing, the Managers shall have discretion to make the allocations for purposes of determining the Members' taxable income and adjustments to Capital Accounts in any reasonable manner consistent with the intentions of the Members as reflected in the provisions of these Regulations permitted or required by Code Section704 or by final Treasury Regulations promulgated under Code Section704, including the discretion to make appropriate amendments to these Regulations.

     5.03   Distributions.

     (a) Distributions of Cash. Except as otherwise provided in Sections 5.03(c), (d) and (e) hereof, the Board shall determine the amount of Distributable Cash, if any, at the end of each fiscal quarter, and not later than the thirtieth day after the end of each fiscal quarter, and make a determination of whether all or a portion of the Distributable Cash will be distributed to the Members. In the event that the Board makes the determination that any Distributable Cash will be distributed to the Members, such amount of Distributable Cash will be distributed to the Members in accordance with their respective Sharing Ratios not later than the forty-fifth (45th) day after the end of the applicable fiscal quarter.

     (b) Withholding of Certain Amounts. Notwithstanding anything else in these Regulations, the Managers may withhold, in their discretion, from any distribution of cash or property in kind to any Member, the following amounts:

            (i) any amounts due from such Member to the Company or Managers pursuant to these Regulations to the extent not otherwise paid; and

            (ii) any amounts required to pay or reimburse (x) the Company for payment of taxes properly attributable to such Member or (y) the Managers for any advances made by the Managers for such purpose.

Any amounts withheld pursuant to this Section 5.03(b) shall be applied by the Managers to discharge the obligation in respect of which such amounts were withheld.

     (c) Minimum Tax Distributions. Within ninety (90) days of the close of each fiscal year, the Company shall make a distribution of Distributable Cash to each Member equal to such Member's Member Tax Liability for such fiscal year, other than the year in which the Company liquidates.

            (i) For purposes of these Regulations, "Member Tax Liability" for any fiscal year in which there is Net Income shall be the net income (as computed for federal and state income tax purposes) allocated to such Member pursuant to provisions contained in Article V hereof for such year multiplied by the Maximum Tax Rate for such fiscal year, reduced by the cumulative amount of cash previously distributed by the Company to the Member under Section 5.03(a) during or after such fiscal year.

            (ii) For purposes of these Regulations, "Maximum Tax Rate" shall mean the combined effective tax rate in effect from time to time with respect to a Member (using individual rates in the case of a Member that is an individual or a pass-through entity and corporate tax rates in the case of a Member that is taxed as a C Corporation) for federal and state income tax purposes, computed by taking into account the tax savings resulting from the deductibility of state income taxes to the extent permitted for federal income tax purposes.

            (iii) Notwithstanding any provision herein to the contrary, any distributions under this Section 5.03(c) shall be made on a pro rata basis to all Members based upon their Sharing Ratios. In the event that the Maximum Tax Rates of the Members would result in distributions to the Members under this Section 5.03(c) that are not pro rata based upon the Member's Sharing Ratios, the distributions shall be adjusted using the highest Maximum Tax Rate of the Members such that the distributions under this Section 5.03(c) will be made to the Members on a pro rata basis.

     (d) Mandatory Distributions. In addition to any amounts distributable under Section 5.03(c), beginning with the fiscal year ending December 31, 2006 and in each fiscal year thereafter, the Company shall distribute to its Members (unless otherwise agreed by the Members), within thirty (30) days of the end of such fiscal year, a cash distribution in the amount of 25.05% of the Net Income, determined prior to deduction of any payments made or required to be made under the Service Agreement referred to in Section 6.07 hereof, of the Company for that year (the "Mandatory Distribution"). The Mandatory Distribution shall be distributed to the Members in accordance with their Sharing Ratios. In the event of the exercise of the Option by the Class B Member, the Mandatory Distribution for the year in which such exercise occurs and each succeeding year shall be increased to 50% of Net Income.

     (e) Limitations on Distributions. Notwithstanding anything contained herein to the contrary, a Member may not receive a distribution from the Company to the extent that, after giving effect to the distribution, all liabilities of the Company, other than liability to Members and Affiliates on account of their Capital Contributions and the Loan or any Future Additional Loan, would exceed the fair value of the Company's assets, as determined by the Board in the exercise of its reasonable discretion, or would violate any applicable law or regulations, or to the extent that any covenant or provision of the Company's Loan Documents would be violated.

     5.04 Computation and Determination. The Board may rely upon, and shall have no liability to the other Members or the Company if they do rely upon, the advice of the independent public accountants retained by the Company from time to time with respect to all matters (including disputes with respect thereto) relating to computations and determinations required to be made under this
Article V; provided such reliance by the Board is in good faith.

     5.05 Fiscal Year and Company Books. The Company's fiscal year will be the calendar year. The Company's books will be kept on a GAAP basis, will be maintained in the business office of the Company or in the office of its accountants and will be available for inspection by the Members during reasonable business hours. The Managers shall, at Company expense, engage accountants to prepare tax returns for the Company.

                                   ARTICLE VI
                                    MANAGERS

     6.01   Management of the Company by the Board.

     (a) Management by the Board. Subject to the provisions of these Regulations relating to actions required to be approved by the Members, the business, property and affairs of the Company shall be managed by, and all powers of the Company shall be exercised by or under the direction of, the Board of Managers (the "Board"). In any matter that requires corporate approval of the Managers of the Company, unless otherwise provided herein, the affirmative vote of a majority of all of the Managers shall be required to approve any such proposed corporate action. No individual Manager shall have the power or authority to bind the Company as to any matter, except to the extent expressly authorized by resolution or other collective action of the Board, or as contemplated in Section 6.09.

     (b) Meetings of the Board. Special meetings of the Board may be called by any Manager (there shall be no regularly scheduled meetings unless the Board decides to schedule them). All meetings shall be held upon seven (7) days' notice by mail, notice delivered personally or by telephone, telegraph or facsimile, to the Managers setting forth the time and location of such meeting. Notice of a special meeting shall also state the purpose or purposes for which such meeting is called. Each notice of a Board meeting shall specify the matters to be discussed at that meeting, and no decision may be taken at any Board meeting on any matter not specified in the notice of that meeting unless consented to by all Managers before or after the meeting (whether or not present at the meeting). Notice of a meeting need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting (which waiver or consent need not specify the purpose of the meeting) or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, the lack of notice to such Manager. All such waivers, consents and approvals shall be filed with the Company records or made a part of the minutes of the meeting. A majority of the Managers present, whether or not a quorum is present, may adjourn any meeting to another time. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment shall be given prior to the time of the adjourned meeting to the Managers who are not present at the time of the adjournment. Meetings of the Board may be held in Houston, Texas or such other place as may be approved by the Board. Managers may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Managers participating in such meeting can hear one another. Participation in a meeting in such manner constitutes presence in person at such meeting. Any decision or approval of the Board requires the affirmative vote of a majority of the entire Board of Managers cast in favor of that decision (each Manager having one vote).

     (c) Quorum. A quorum shall exist when a majority of the Managers are present. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Managers, but any action taken must be approved by the requisite number of Managers, based on the original quorum, adjusted upward for any Managers who later join the meeting, for such meeting.

     (d) Written Consent. Any action required or permitted to be taken by the Board may be taken by the Board without a meeting if all of the Managers consent in writing to such action. Such action by written consent shall have the same force and effect as a vote at a duly constituted meeting of the Board.

     6.02   Election of Managers.

     (a) Number, Term and Qualifications. The Board shall be comprised of five members (each, a "Manager"), three designated by the Class B Member and two designated by the Class A Member. Each of the Members agrees to vote or express consent with respect to all of their respective Membership Interests in favor of the election of a slate of Managers consisting of individuals meeting the requirements of this Section 6.02. The number of Managers of the Company, and the manner of designation and election of such Managers, may only be changed by the unanimous vote of the Members and the written approval of the Class B Member. Each Manager shall hold office until a successor shall have been elected.

     (b) Resignation. Any Manager may resign at any time by giving written notice to the Company. The resignation of any Manager shall take effect three
(3) business days following receipt of that notice or at such later time as shall be specified in the notice. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

     (c) Removal. Any Manager may be removed at any time, with or without cause, by the vote of a majority of the Managers upon the request of the Member entitled to designate such Manager. A Manager may not otherwise be removed, other than for cause, as determined by a court of competent jurisdiction.

     (d) Vacancies. If a vacancy occurs for any reason in the Board, the Member who designated the Manager shall have the right to designate another person to fill that vacancy, and the Manager so designated shall be elected by the unanimous vote of the remaining Members.

     (e) Committees. The Board may from time to time establish one or more committees of the Board, which shall have such authority as shall be determined from time to time by the Board. Each committee of the Board shall be comprised of such number of Managers designated by the Class A Member and the Class B Member as is proportionate to the ratio of the number of Managers then designated by the respective Class A Member or Class B Member to the total number of Managers then comprising the Board.

     (f)    Provisions Survive Exercise of the Option. The provisions of Section
6.02 with
respect to election of Managers shall survive and continue after the exercise of the Option by the Class B Member, for so long as the Class B Member continues to hold Class A Membership Interests.

     6.03   Powers of the Board.

     (a) Powers of Board. Without limiting the generality of Section 6.01 hereof, but subject to Section 6.03(b), hereof and to the express limitations set forth elsewhere in these Regulations (including, but not limited to Section 6.07), the Board, collectively (and specifically not its individual Managers) shall have all necessary powers to manage and carry out the purposes, business, property and affairs of the Company, including, without limitation, the power to exercise on behalf and in the name of the Company all of the powers permitted under the Act by a "Manager," as that term is defined in the Act. Such powers shall include, but not be limited to the power:

            (i) to enter into, execute, deliver, amend and perform any and all agreements, contracts, documents, certifications, and instruments binding the Company as may be necessary or convenient in connection with the ownership, management, maintenance, and operation of the Company's Business;

            (ii) to acquire by purchase, lease or otherwise, any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

            (iii) to operate, maintain, finance, improve, construct, own, grant rights with respect to, sell, convey, assign, mortgage, license or lease any assets of the Company necessary, convenient or incidental to the accomplishment of the purposes of the Company;

            (iv) to execute, in furtherance of any or all of the purposes of the Company, any lease, bill of sale, contract or other instrument purporting to convey, lease, license or encumber the assets of the Company;

            (v) to sell, transfer, exchange or otherwise dispose of the assets of the Company as necessary, convenient or incidental to the accomplishment of the purposes of the Company;

            (vi) to expend the capital and revenues of the Company in furtherance of the Business;

            (vii) to pay all taxes, charges and assessments against the Company and its assets;

            (viii) to open, maintain and close bank accounts, to designate and change signatories on such accounts, and to draw checks and other orders for the payment of monies;

            (ix) to institute, prosecute, defend, settle, compromise and dismiss lawsuits or other judicial or administrative proceedings brought on behalf of, or against, the Company, any Manager or any Member in connection with activities arising out of, connected with, or incidental to these Regulations, and to engage counsel or others in connection therewith (subject in all respects to the provisions of Section 13.11);

            (x) to deposit Company funds that, from time to time, are not required for the operation of the business of the Company in interest bearing bank, brokerage or money market fund accounts or to purchase commercial paper, treasury bills or other short-term instruments or interests as the Board deems necessary, appropriate or advisable;

            (xi) to engage consultants, accountants, attorneys, managers and any and all other agents and assistants, both professional and non-professional, as the Board may deem necessary, appropriate or advisable in furtherance of the purposes of the Company, and to compensate such Persons for services rendered;

            (xii) to contract on behalf of the Company for the employment and services of officers or employees and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

            (xiii)  to collect all sums due the Company;

            (xiv) subject to the direction and approval of TieTek, to prepare and file all Company tax returns and to determine the accounting methods and conventions to be used in the preparation of the Company's financial statements and tax returns and make any and all elections under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of items of income, gain, loss, deduction and credit of the Company, or any other method or procedure related to the preparation of the Company's financial statements and tax returns;

            (xv) except as otherwise provided herein, to determine the timing and amount of any distributions to the Members (whether for cash or property);

            (xvi)   to prepare and modify any budgets for the Company;

            (xvii) to prepare and file all reports and disclosure documents and to otherwise prepare and make such other filings as may be necessary or advisable in connection with the operation of the Company's Business;

            (xviii) to purchase such insurance as the Board, in its discretion, may determine; and

            (xix) to take any and all other action that the Board may deem necessary, appropriate or desirable in furtherance of the purposes of the Company which is not inconsistent with the Act.

     (b) Limitations on Power of Board. Notwithstanding anything stated herein to the contrary, the Board shall not have authority hereunder to cause the Company to engage in the following transactions without first obtaining the unanimous vote or written consent of the Members:

            (i)    to do any act in contravention of these Regulations;

            (ii) to possess the Company's property or assign, transfer, mortgage, pledge, or grant a security interest in and/or a deed of trust with respect to the Company's property for other than a Company purpose;

            (iii) to enter into, amend, modify or waive any rights with respect to any contract, agreement or transaction with any Member;

            (iv) to sell, transfer or otherwise dispose of all or substantially all of the assets of the Company;

            (v) to refinance the Loan or any successor to such refinancing, except that to the extent that from time to time in the future refinancing for any Loan or Future Additional Loan is reasonably available from third party lenders which would result in the pay-off of any Loan or Future Additional Loan upon terms and conditions that are in the aggregate materially better to the Company than the terms and conditions of the Loan or any Future Additional Loan (after taking into consideration all costs and expenses of such refinancing), in which case only the vote or consent of the disinterested directors shall be required;

            (vi) to merge or consolidate the Company with any other entity or change or reorganize the Company into any other legal form or take any action that would result in the Company no longer being taxed as a partnership for federal income tax purpose;

            (vii) to file any petition or answer by the Company seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of the Company or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its Property;

            (viii) to seek, consent to, or acquiesce in an Involuntary Bankruptcy of the Company; or

            (ix) to take any corporate action by the Company to authorize any of the actions set forth above.

     6.04 Performance of Duties; Liability of Managers. A Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member as a result of his or her carrying out his or her duties of a Manager in good faith, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by the Manager.

     6.05 Competing Activities. (a) The holders of Membership Interests shall cause the Managers elected by the respective holders, (b) the Company shall cause the officers of the Company, and (c) the Members each agree for themselves and their respective Affiliates, not to engage or invest in, independently or with others, any activity involving the manufacturing and/or sale of structural composite products expressly including but not limited to railroad and transit authority cross-ties, products for guard rails, marine pilings and bridge components; except that the Class A Member may acquire and operate for itself any or all of the business, assets or technology of a certain company or companies previously disclosed to the Class B Member (the "Acquisition Assets"), so long as the Class A Member first offers to the Company the opportunity to purchase that portion of the Acquisition Assets that would violate this covenant at a fair price and, if such offer is not accepted, grants to the Company a right of first refusal to purchase any of the Acquisition Assets so acquired in the event the Class A Member receives a bona fide offer to purchase such Acquisition Assets. The obligations under this Section 6.05 as to any Acquisition Assets shall not in any respect be subject to or violateSection 6.06, and any activities of any Member or any Affiliate in compliance with
Section 6.06 shall in no respect be subject to or violate Section 6.05.

     6.06 New Business Opportunities. In the event any new business opportunities become available to the Company, any Member or any Affiliate that are either the building of additional railroad crosstie plants or the manufacture of other related products using the patents or technology currently owned by the Company (in either case a "New Business Opportunity"), the Company will first seek traditional financing through the debt or equity markets. If additional equity or debt is required to fully exploit the New Business Opportunity, the Class A Member and Class B Member or an Affiliate of either shall have the option of contributing such required equity or debt on a 50.1/49.9% basis, respectively. If within 30 days after notice to the Members of the need for such financing, either Member declines to participate in providing its pro rata portion of such financing (the "Declining Member"), the Member who agreed to participate (the "Participating Member") may elect to provide the portion of the financing declined by the Declining Member. The Declining Member shall consent to the New Business Opportunity being assigned to, and exploited by, another entity to be designated by the Participating Member, which entity shall pay to the Company a fair royalty for the use of any patents or other technology utilized by it in the exploitation of such New Business Opportunity. If the Members are unable to agree on a fair royalty for such use, the royalty paid shall be 5% of the gross proceeds received on the sale of goods manufactured by the new entity, less applicable sales or use taxes. This Section shall apply on a successive basis to each New Business Opportunity as it arises, to ensure that each Member has an opportunity to participate in each New Business Opportunity. Notwithstanding, any Member must elect to fully participate in the full New Business Opportunity and shall not be able to participate in only a portion of such New Business Opportunity.

     6.07 Transactions between the Company and the Managers, Members and Affiliates.

Notwithstanding that it may constitute a conflict of interest, the Managers, Members and their Affiliates may provide the Company with services (e.g. accounting, legal, computer support, engineering, etc.) provided that such services are reasonably necessary and are provided on a cost efficient basis. If there is a dispute as to the whether such services are "reasonably necessary" or being provided on a "cost efficient basis", such dispute shall be resolved in accordance with Section 13.11. The Company and the Managers may also engage in any other transaction with the Company so long as such transaction is not expressly prohibited by these Regulations and so long as the terms and conditions of such transaction are approved by all of the Managers. The Managers and Members hereby unanimously consent to the Company entering into the Loan Agreement and the transactions contemplated thereby and the Royalty Agreement. The Company shall enter into a Service Agreement for the purpose of providing that in the event that prior to the exercise of the Option there are any Minimum Tax Distributions or Mandatory Distributions due and payable to the Class A Member under Section 5.03, the Class B Member shall, in consideration of the cash payment for the purchase of the Class B Interest, the arrangement by the Class B Member of the Loan and its agreement to arrange Additional Future Loans, and the provision of other related services, concurrently receive a cash service or consulting fee in the amount of the Minimum Tax Distribution or Mandatory Distribution paid to the Class A Member, which fee shall terminate upon exercise of the Option.

     6.08 Payments to Managers. Each Manager shall be paid such Manager Fee as shall be determined by the Board and be reimbursed for reasonable out-of-pocket expenses for attending Board meetings and attending to other Company business. Except as specified in these Regulations, no Manager is entitled to remuneration for services rendered or goods provided to the Company in his or her capacity as a Manager.

     6.09   Officers.

     (a) Appointment of Officers. The Board, by vote or consent of the Managers, may at any time appoint such officers as it deems necessary or advisable for the operation of the business of the Company. Subject to approval of all compensation in accordance with Section 6.07, Managers may serve as officers. The officers shall serve at the pleasure of the Board, subject to all rights, if any, of an officer under any contract of employment. Any individual may hold any number of offices. The officers shall exercise such powers and perform such duties as shall be determined from time to time by the Managers.

     (b) Removal, Resignation and Filling of Vacancy of Officers. Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by vote of the Board (excluding any member of the Board who is the subject of any removal attempt) at any time. Any officer may resign at any time by giving notice to the Board. Any resignation shall take effect upon receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by the Board.

     6.10 Public Company Duties and Responsibilities. NATK, the parent of the Class A Member, as a publicly held company, is subject to federal and state securities laws requirements

(collectively "Securities Law Requirements") that regulate the timely filing and public disclosure of information regarding NATK and impose disclosure requirements in offering documentation required for the offering and sale of NATK securities. Because the operations of the Company will include most or substantially all of the operations of NATK, NATK will be required for the foreseeable future, among other things, to (a) include information regarding the financial condition, operations and prospects of the Company and other material information in its filings with the Securities and Exchange Commission and other regulatory authorities (collectively, the "SEC"), (b) make public disclosure of various information regarding the Company and (c) perform certain due diligence, including obtaining information and certifications from Company Managers or executive officers to enable it to fulfill its obligations under Securities Law Requirements. The Managers shall be required to, and shall cause the executive officers of the Company to, fully cooperate with NATK in fulfilling its Securities Law Requirements. Specifically, the Managers shall, and shall cause the executive officers of the Company to,

            (i) provide on a timely basis the information and financial statements required to be included in the reports required to be filed by NATK under the Securities Exchange Act of 1934 (the "Exchange Act Reports") or registration statement or other documents filed under the Securities Act of 1933 and other filings, announcements or disclosures made in compliance with the Securities Law Requirements, which information shall be accurate and complete in all material respects;

            (ii) execute and deliver to NATK or its auditors such representation letters, certifications, backup and other supporting information as the independent public accountants of NATK or its chief financial officer or chief executive officer may request regarding the Company's financial statements and the procedures employed in the preparation thereof;

            (iii) certify to NATK, in a certification similar in form and content to that required to be provided by the chief executive and chief financial officer of NATK pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, the accuracy and completeness of the Company information provided to NATK and the procedures followed in the preparation thereof;

            (iv) provide to NATK on a timely basis all information regarding material developments in the Company's business, operations, financial condition or prospects for purposes of NATK's determination whether public disclosure of such information is required or advisable;

            (v) not publicly disclose any material information regarding the Company without the prior written consent of NATK (and adopt and implement reasonable written procedures to ensure that employees or agents of the Company do likewise);

            (vi) not trade, or tip others to trade, in the securities of NATK while in possession of material nonpublic information regarding the Company or NATK or during the trading blackout windows imposed by NATK on its executive officers and directors (and adopt and implement reasonable written procedures to ensure that employees or agents of the

     Company do likewise); and

            (vii) otherwise use reasonable efforts to assist NATK in complying with any future Securities Law Requirements.

                                   ARTICLE VII
                               BUY/SELL AGREEMENT

     7.01 Buy/Sell. For a one year period beginning on the effective date of the exercise of the Option and ending on the first anniversary of such date, either Member (the "Offering Member") may, on only one occasion, deliver to the other Member (the "Offeree Member") a firm offer, in writing signed by the Offering Member (the "Buy/Sell Offer"), to either (i) sell the Membership Interests of the Offering Member to the Offeree Member or (ii) purchase the Membership Interests of the Offeree Member, in both events at the same price per Membership Interest, which shall be stated in the offer and which shall be payable in cash. Such cash offer shall provide for the full repayment of any outstanding indebtedness of the Company to each Member or Affiliate of such Member. The Buy/Sell Offer shall be irrevocable until 11:59 P.M. local time at the Company's principal place of business, on the sixtieth day following the day upon which notice of the Buy/Sell Offer was delivered to the other Members (the "Buy/Sell Period").

     7.02 Acceptance of Buy/Sell Offer. Prior to the expiration of the Buy/Sell Period, the Offeree Member shall give written notice of its acceptance of the Buy/Sell Offer to the Offering Member, indicating whether such Offeree Member has elected to purchase the Membership Interests of the Offering Member or sell its own Membership Interests. If the Offeree Member fails to give the Offering Member notice of the manner of its acceptance of the Buy/Sell Offer prior to the expiration of the Buy/Sell Period, the Offeree Member shall be deemed to have accepted the Offering Member's Buy/Sell Offer to purchase the Offeree Member's Membership Interest upon the terms and conditions set forth in the Buy/Sell Offer.

     7.03 Closing of Purchase Pursuant to Buy/Sell Offer. The closing of the sale of the Membership Interests pursuant to the Buy/Sell Offer shall take place within one hundred eighty (180) days after (x) the Buy/Sell Offer is accepted or rejected by the Offeree Member or (y) expiration of the Buy/Sell Period without a response from the Offeree Member. The Offering Member and the Offeree Member shall execute such documents and instruments as may be necessary or appropriate and customary and usual to effect the sale of the Membership Interests elected to be sold pursuant to the terms of the Buy/Sell Offer and this Article VII.

                                  ARTICLE VIII
                                   TRANSFERS

     8.01 Restrictions on Transfers. Except as otherwise permitted under these Regulations, no Member shall Dispose of all or any portion of the Membership Interests held by such Member.

     8.02 Permitted Transfers. Subject to the conditions and restrictions set forth in Section 8.03 hereof, a Member may at any time Dispose of all or any portion of the Membership Interests held by such Member to a Purchaser pursuant to Section 8.04 or a Buyer pursuant to Section 9.01 or to an Affiliate who agrees to become a party to these Regulations, any such Disposition described in this Section 8.02 being referred to in these Regulations as a "Permitted Transfer".

     8.03 Conditions to Permitted Transfers. A Disposition by a Member shall not be treated as a Permitted Transfer unless and until the following conditions are satisfied:

     (a) Except in the case of a Disposition involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Board to effect such Disposition. In the case of a Disposition of Membership Interests involuntarily by operation of law, the Disposition shall be confirmed by presentation to the Company of legal evidence of such Disposition, in form and substance satisfactory to counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Disposition.

     (b) The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Membership Interests transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in these Regulations with respect to any transferred Membership Interests until it has received such information.

     (c) Except in the case of a Disposition of Membership Interests involuntarily by operation of law, if required by the Company either (a) such Membership Interests shall be registered under the Securities Act, and any applicable state securities laws, or (b) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Disposition is exempt from all applicable registration requirements and that such Disposition will not violate any applicable laws regulating the sale of securities.

     8.04 Right of First Refusal. In addition to the other limitations and restrictions set forth in this Article VIII, except as permitted by Section 8.02, no Member shall Dispose of all or any portion of the Membership Interests held by such Member (the "Offered Interests") unless such Member (the "Seller") first offers to sell the Offered Interests pursuant to the terms of this Section 8.04.

     (a)    Limitation on Disposition. No Disposition may be made under this
Section 8.04 unless the Seller has received a bona fide written offer (the "Purchase Offer") from a Person (the "Purchaser") to purchase the Offered Interests for a purchase price (the "Offer Price") denominated and payable in United States dollars or other consideration at closing or according to specified terms, with or without interest, which offer shall be in writing signed by the Purchaser and shall be irrevocable for a period ending no sooner than the Business Day following the end of the Member Offer Period, as hereinafter defined.

     (b) Offer Notices. Prior to making any Disposition that is subject to the terms of this Section 8.04, (i) the Seller shall give to the Company written notice (the "Company Offer Notice") which shall include a copy of the Purchase Offer and an offer (the "Company Firm Offer") to sell the Offered Interests to the Company for the Offer Price or other reasonably equivalent consideration (in the exclusive judgment of the Seller), payable according to the same terms as those contained in the Purchase Offer, provided that the Company Firm Offer shall be made without regard to the requirement of any earnest money or similar deposit required of the Purchaser prior to closing, and without regard to any security (other than the Offered Interests) to be provided by the Purchaser for any deferred portion of the Offer Price, and (ii) if the Company shall not have accepted the Company Firm Offer within the Company Offer Period, as defined below, the Seller shall give to the other Members written notice (the "Member Offer Notice") which shall include a copy of the Purchase Offer and an offer (the "Member Firm Offer") to sell the Offered Interests to the other Members (the "Offerees") for the Offer Price, payable according to the same terms as those contained in the Purchase Offer, provided that the Member Firm Offer shall be made without regard to the requirement of any earnest money or similar deposit required of the Purchaser prior to closing, and without regard to any security (other than the Offered Interests) to be provided by the Purchaser for any deferred portion of the Offer Price.

     (c) Offer Periods. The Company Firm Offer shall be irrevocable for a period (the "Company Offer Period") ending at 11:59 P.M., local time at the Company's principal place of business, on the thirtieth day following the day upon which the Company Offer Notice was delivered to the Company, and the Member Firm Offer shall be irrevocable for a period (the "Member Offer Period") ending at 11:59 P.M., local time at the Company's principal place of business, on the thirtieth day following the day upon which Member Offer Notice was delivered to the Offerees.

     (d) Acceptance of Firm Offer. At any time during the Company Offer Period, the Company may accept the Company Firm Offer as to all of the Offered Interests by giving written notice of such acceptance to the Seller. If the Company does not accept the Company Firm Offer as to all of the Offered Interests during the Company Offer Period, the Company Firm Offer shall be deemed to be rejected in its entirety. In the event that the Company rejects the Company Firm Offer, at any time during the Member Offer Period, any Offeree may accept the Member Firm Offer as to all of the Offered Interests ("Accepting Offerees"), by giving written notice of such acceptance to the Seller and each other Offeree. In the event that Offerees, in the aggregate, accept the Member Firm Offer with respect to all of the Offered Interests, the Member Firm Offer shall be deemed to be accepted and each Accepting Offeree shall be deemed to have accepted the Member Firm Offer as to that portion of the Offered Interests that corresponds to the ratio of the number of Membership Interests held by such Accepting Offeree to the aggregate number of Membership Interests held by all Accepting Offerees, or in such other proportions as agreed to among such Accepting Offerees. If Offerees do not accept the Member Firm Offer as to all of the Offered Interests during the Offer Period, the Member Firm Offer shall be deemed to be rejected in its entirety.

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     (e)    Closing of Purchase Pursuant to Firm Offer. In the event that the
Company Firm Offer is accepted, the closing of the sale of the Offered Interests shall take place within sixty days after the Company Firm Offer is accepted. The Seller and the Company shall execute such documents and instruments as may be necessary or appropriate to affect the sale of the Offered Interests pursuant to the terms of the Company Firm Offer and this Article VIII. In the event that the Member Firm Offer is accepted, the closing of the sale of the Offered Interests shall take place within thirty days after the Member Firm Offer is accepted. The Seller and all of the Accepting Offerees shall execute such documents and instruments as may be necessary or appropriate to affect the sale of the Offered Interests pursuant to the terms of the Member Firm Offer and this Article VIII.

     (f) Sale Pursuant to Purchase Offer If Firm Offer Rejected. If neither the Company Firm Offer nor the Member Firm Offer is accepted in the manner hereinabove provided, the Seller may sell the Offered Interests to the Purchaser at any time within sixty days after the last day of the Member Offer Period, provided that such sale shall be made on terms no more favorable to the Purchaser than the terms contained in the Purchase Offer and provided further that such sale complies with other terms, conditions, and restrictions of these Regulations that are not expressly made inapplicable to sales occurring under this Section 8.04. In the event that the Offered Interests are not sold in accordance with the terms of the preceding sentence, the Offered Interests shall again become subject to all of the conditions and restrictions of this Section 8.04.

     8.05 Prohibited Transfers. Any purported Disposition of Interests of Membership Interests that is not a Permitted Transfer, shall be null and void and of no force or effect whatsoever; provided, however, that if the Company is required by law to recognize a Disposition that is not a Permitted Transfer (or if the Board, in its sole discretion and by unanimous vote of the Managers, elects to recognize a Disposition that is not a Permitted Transfer), the Membership Interests Disposed of shall be strictly limited to the transferor's rights to allocations and distributions as provided by these Regulations with respect to the transferred Membership Interests, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Membership Interests may have to the Company.

     In the case of a Disposition or attempted Disposition of Membership Interests that is not a Permitted Transfer, the parties engaging or attempting to engage in such Disposition shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liabilities, lawyers' fees and expenses) as a result of such Disposition or attempted Disposition and efforts to enforce the indemnity granted hereby.

     8.06 Rights of Unadmitted Assignees. A Person who acquires Membership Interests but who is not admitted as a Substitute Member pursuant to Section
8.07 shall be entitled only to allocations and distributions with respect to such Membership Interests in accordance with these Regulations, and shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not

                                     - 32 -

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have any of the rights of a Member under the Act or these Regulations.

     8.07 Admission of Substitute Members. Subject to the other provisions of this Article VIII, a transferee of Membership Interests may be admitted to the Company as a Substitute Member (a "Substitute Member") only upon satisfaction of the conditions set forth in this Section 8.07:

     (a) The Membership Interests with respect to which the transferee is being admitted were acquired by means of a Permitted Transfer;

     (b) The transferee of Membership Interests (other than, with respect to clauses (i) and (ii) below, a transferee that was a Member prior to the Disposition) shall, by written instrument in form and substance reasonably satisfactory to the Board (and, in the case of clause (iii) below, the transferor Member), (i) make representations and warranties to the Company and each non-transferring Member equivalent to those set forth in Section 3.03, (ii) accept and adopt the terms and provisions of these Regulations, and (iii) assume the obligations of the transferor Member under these Regulations with respect to the Membership Interests transferred. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of these Regulations, (y) in the case of a Disposition to any Person other than a Member or any of its Controlled Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Disposition, and (z) in the case of a Disposition to any of its Controlled Affiliates, any Capital Contribution or other financing obligation of the transferor Member under these Regulations;

     (c) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the transferred Membership Interests; and

     (d) Except in the case of a Disposition of Membership Interests involuntarily by operation of law, if required by the Board, the transferee (other than a transferee that was a Member prior to the Disposition) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of these Regulations, and the transferee and transferor shall each execute and deliver such other instruments as the Board reasonably deems necessary or appropriate to effect, and as a condition to, such Disposition, including amendments to the Certificate or any other instrument filed with the State of Delaware or any other state or governmental authority.

     8.08 Legend. Each Member hereby agrees that the following legend may be placed upon any counterpart of these Regulations, the Certificate, any certificate representing Membership Interests, or any other document or instrument evidencing ownership of Membership Interests:

     THE MEMBERSHIP INTERESTS REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER ANY SECURITIES LAWS AND THE TRANSFERABILITY OF SUCH INTERESTS IS RESTRICTED. SUCH INTERESTS

MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH INTERESTS BY THE ISSUER FOR ANY PURPOSES, UNLESS (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH INTERESTS SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (2) THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION SHALL BE ESTABLISHED TO THE SATISFACTION OF COUNSEL TO THE COMPANY.

     THE INTERESTS REPRESENTED BY THIS DOCUMENT ARE SUBJECT TO FURTHER RESTRICTION AS TO THEIR SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT AS SET FORTH IN THE REGULATIONS OF THE COMPANY. SAID RESTRICTION PROVIDES, AMONG OTHER THINGS, THAT MEMBERSHIP INTERESTS MAY NOT BE TRANSFERRED WITHOUT FIRST OFFERING SUCH INTERESTS TO THE OTHER MEMBERS, AND THAT NO VENDEE, TRANSFEREE, ASSIGNEE, OR ENDORSEE OF A MEMBER SHALL HAVE THE RIGHT TO BECOME A SUBSTITUTE MEMBER WITHOUT THE CONSENT OF ALL OF THE MEMBERS, EXCLUSIVE OF THE MEMBER THAT IS TRANSFERRING ITS INTERESTS AND ANY AFFILIATES THEREOF, WHICH CONSENT MAY BE GIVEN OR WITHHELD IN THE SOLE AND ABSOLUTE DISCRETION OF THE MEMBERS. A COPY OF THE REGULATIONS IS ON FILE AT THE REGISTERED OFFICE OF THE COMPANY, AND THE COMPANY SHALL FURNISH A COPY THEREOF TO THE RECORD HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST.

     8.09 Distributions and Allocations in Respect of Transferred Interests. If any Membership Interests are Disposed of during any fiscal year in compliance with the provisions of this Article VIII, Net Income and Net Losses, each item thereof, and all other items attributable to the transferred Interests for such fiscal year shall be divided and allocated between the transferor and the transferee by taking into account their varying ownership of the transferred Interests during the fiscal year in accordance with Code Section 706(d), based upon an interim closing of the books or any other convention permitted by law and approved by the Board and the transferor Member. All distributions on or before the date of such Disposition shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Disposition not later than the end of the calendar month during which it is given notice of such Disposition; provided, however, that if the Company is given notice of a Disposition at least ten Business Days prior to the Disposition, the Company shall recognize such Disposition as of the date of such Disposition and; provided, further, that if the Company does not receive a notice stating the date such Interests were transferred and such other information as the Board may reasonably require within thirty days after the end of the fiscal year during which the Disposition occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the transferred Interests on the last day of such fiscal year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this

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

Section 8.09, whether or not any Member or the Company has knowledge of any Disposition of ownership of any Interests.

                                   ARTICLE IX
                              TAG-ALONG PROVISIONS

     9.01 Tag-Along. If a Member (the "Selling Group") shall determine to sell or exchange (in a business combination, merger or other similar transaction with respect to the Company, but excluding any such transaction with respect to any member of the Selling Group or any Affiliate thereof) all, but not less than all, of its Membership Interest in a bona fide arms-length transaction to a third party (a "Buyer") who is not an Affiliate of a member of the Selling Group, then, the Selling Group shall promptly deliver to the other Member written notice (the "Option Notice") setting forth in detail the circumstances of such transaction including, without limitation, the name and address of the proposed transferee and the proposed consideration to be paid to the Selling Group. Each Member shall have the right and option to participate with the Selling Group in the sale of its Membership Interest upon the terms described in the Option Notice by delivering written notice of its desire to so participate to the Selling Group within ten (10) days after the date of the Option Notice. Each Member shall be entitled to include all, but not less than all, of its proportionate share of the Membership Interests to be sold in the proposed transaction, subject to the terms and conditions thereof.

     9.02 Distribution of Sale Proceeds. The Members (including members of the Selling Group) agree that notwithstanding anything contained to the contrary in an agreement governing the purchase and sale of Membership Interests, upon the consummation of any sale described in Section 9.01 hereof, the aggregate purchase price paid for such Membership Interests shall be distributed among the Members as provided in Article XIII as if the Company had sold all of its assets for an amount equal to the Purchase Price plus the assumption of all liabilities and thereafter liquidated. For purposes of this Section 9.02, the term "Members" shall mean those Members that have participated in a sale under Sections 9.01 hereof.

                                    ARTICLE X
                                INDEMNIFICATION

     10.01 Right to Indemnification. Subject to the limitations and conditions as provided in this Article X, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was an officer, employee, agent or Manager of the Company or is or was serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise will be indemnified by the Company to the fullest extent permitted by the Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article X will continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article X will be deemed contract rights, and no amendment, modification or repeal of this
Article X will have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article X could involve indemnification for negligence or under theories of strict liability. No indemnification shall be had hereunder for any act or omission involving gross negligence, recklessness or willful misconduct on the part of the Person seeking indemnification.

     10.02  Advance Payment. The right to indemnification conferred in this
Article X will include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 10.01 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding will be made only upon delivery to the Company of a written affirmation by such Manager of his or her good faith belief that he has met the standard of conduct necessary for indemnification under this Article X and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it is ultimately determined that such indemnified Person is not entitled to be indemnified under this Article X or otherwise.

     10.03  Appearance as a Witness. Notwithstanding any other provision of this
Article X, the Company may pay or reimburse expenses incurred by a Manager in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

     10.04 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article X is not exclusive of any other right which a Person indemnified pursuant to Article X may have or hereafter acquire under any law (common or statutory), provision of the Certificate or these Regulations, agreement, vote of Members or disinterested Managers or otherwise.

     10.05 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Manager, officer, employee or agent of the Company or is or was serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article
X. Alternatively, NATK may extend to any person who is or was serving as a Manager, officer, employee or agent of the Company, coverage under NATK's director and officer insurance policy, but may limit the scope of the indemnity available to the Managers, officers, employees or agents of the Company. In the event that NATK extends such coverage, it shall promptly notify the Company, and its managers, officers, employees and agents covered thereby, of any actual or proposed change in such coverage.

     10.06 Member Notification. To the extent required by law, any indemnification of or advance of expenses to a Manager in accordance with this
Article X will be reported in writing to the Members with or before the notice or waiver of notice of the next Members' meeting or with or before the next submission to Members of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

     10.07 Savings Clause. If this Article X or any portion hereof is invalidated on any ground by any court of competent jurisdiction, then the Company will nevertheless indemnify and hold harmless each Manager or any other Person indemnified pursuant to this Article X as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article X that is not invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE XI
                TAXES, BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

     11.01 Tax Returns. For all periods ended (x) on or prior to the date of the exercise of the Option, the Class A Member, and (y) after exercise of the Option, the Managers, will cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making the elections described in Section 11.02. Each Member will furnish to the Managers all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

     11.02 Tax Elections. For all periods ended (x) on or prior to the date of the exercise of the Option, the Class A Member, and (y) after exercise of the Option, the Company may (at the election of the Board), make any of the following elections on the appropriate tax returns; provided that neither the Company, the Managers, nor any Member shall file an election to classify the Company as an association taxable as a corporation for federal income tax purposes:

     (a) to adopt the calendar year as the Company's fiscal year;

     (b) to adopt the accrual method of accounting to the extent permitted by applicable law;

     (c) if a distribution of Company property as described in section 734 of the Code occurs or if a transfer of Membership Interests as described in section 743 of the Code occurs, to elect, pursuant to section 754 of the Code, to adjust the basis of Company properties;

     (d) to elect to amortize the organizational expenses of the Company and the start-up
                                     - 37 -
expenditures of the Company under section 195 of the Code ratably over a period of 60 months as permitted by section 709(b) of the Code; and

     (e) any other election the Managers may unanimously deem appropriate and in the best interests of the Members.

Neither the Company nor any Manager or Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of these Regulations (including, without limitation, Section 2.08) will be construed to sanction or approve such an election.

     11.03 Tax Matters Partner. The Class A Member will be the initial "tax matters partner" of the Company pursuant to section 6231(a)(7) of the Code. At any time and for any reason thereafter, the "tax matters partner" will be a Member that is designated as such by all of the Members. Any Member who is designated "tax matters partner" will take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of section 6223 of the Code. Any Member who is designated "tax matters partner" will inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, will forward to each other Member copies of all significant written communications it may receive in that capacity. Any Member who is designated "tax matters partner" may not take any action contemplated by sections 6222 through 6232 of the Code without the consent of all Members, but this sentence does not authorize such Manager (or any other Manager) to take any action left to the determination of an individual Member under sections 6222 through 6232 of the Code.

     11.04 Maintenance of Books. The Company will keep books and records of accounts and will keep minutes of the proceedings of its Members, its Managers and each committee of the Managers. The books of account for the Company will be maintained in accordance with GAAP. The calendar year will be the accounting year of the Company.

     11.05 Reports. On or before the 30th day following the end of each fiscal year during the term of the Company, the Managers will cause each Member to be furnished with financial statements, including a balance sheet, an income statement, and a statement of changes in Members' capital of the Company for, or as of the end of, that year. The Managers also may cause to be prepared or delivered such other reports as any Member may request. The Company will bear the costs of all these reports.

     11.06 Accounts. The Managers will establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with financial institutions and firms that the Managers determine. The Managers may not commingle the Company's funds with the funds of any Member.

                                   ARTICLE XII
                    DISSOLUTION, LIQUIDATION AND TERMINATION

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

     12.01  Dissolution Events.

     (a) Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a "Dissolution Event"):

            (i) The unanimous vote of the Members and consent of the Class B Member to dissolve, wind up and liquidate the Company;

            (ii) A judicial determination that an event has occurred that makes it unlawful, impossible or impractical to carry on the Business; or

            (iii) The sale of all or substantially all of the assets of the Company is a single transaction or in a series of transactions pursuant to a plan of liquidation.

     The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

     (b) Reconstitution. If it is determined, by a court of competent jurisdiction, that the Company has dissolved prior to the occurrence of a Dissolution Event, then within an additional ninety days after such determination (the "Reconstitution Period"), all of the Members may elect to reconstitute the Company and continue its business on the same terms and conditions set forth in these Regulations by forming a new limited liability company on terms identical to those set forth in these Regulations. Unless such an election is made within the Reconstitution Period, the Company shall liquidate and wind up its affairs in accordance with Section 12.02 hereof. If such an election is made within the Reconstitution Period, then:

            (i) The reconstituted limited liability company shall continue until the occurrence of a Dissolution Event as provided in this Section 12.01(a);

            (ii) Unless otherwise agreed to by all of the holders of the issued and outstanding Membership Interests, the Certificate and these Regulations shall automatically constitute the Certificate and the Regulations of such new Company. All of the assets and liabilities of the dissolved Company shall be deemed to have been automatically assigned, assumed, conveyed and transferred to the new Company. No bond, collateral, assumption or release of any Member's or the Company's liabilities shall be required;

provided that the right of the Members to select successor Members and to reconstitute and continue the Business shall not exist and may not be exercised unless the Company has received an opinion of counsel that the exercise of the right would not result in the loss of limited liability of any Member and neither the Company nor the reconstituted limited liability company would cease to be treated as a partnership for federal income tax purposes upon the exercise of such right to continue.

     12.02 Winding Up. Upon the occurrence of (i) a Dissolution Event or (ii) the
                                     - 39 -
determination by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Dissolution Event (unless the Company is reconstituted pursuant to Section 12.01(b) hereof), the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs, provided that all covenants contained in these Regulations and obligations provided for in these Regulations shall continue to be fully binding upon the Members until such time as the cash and property of the Company has been distributed pursuant to this Section 12.02 and the Certificate has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the winding up and dissolution of the Company, which winding up and dissolution shall be completed within ninety days of the occurrence of the Dissolution Event and within ninety days after the last day on which the Company may be reconstituted pursuant to Section 12.01(b) hereof. The Liquidator shall take full account of the Company's liabilities and property and shall cause such property or the proceeds from the sale thereof (as determined pursuant to Section 12.08), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

     (a) First, to creditors (including Members who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company's debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made and liabilities for distribution to Members under the Act; and

     (b) Second, to the Members in accordance with the positive balance in their Capital Accounts, after giving effect to all prior contributions, distributions and all allocations for all periods.

     Except as provided in Section 12.07(b), no Member shall receive additional compensation for any services performed pursuant to this Article XII.

     12.03 Deficit Capital Accounts; Related Items. (a) If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all fiscal years, including the fiscal year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

     (b) In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this
Article XII may be:

            (i) Distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 12.02 hereof; or

            (ii) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon as practicable.

     12.04 Rights of Members. Except as otherwise provided in these Regulations, each Member shall look solely to the property of the Company for the return of its Capital Contribution and has no right or power to demand or receive property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Members shall have no recourse against the Company or any other Members or Member.

     12.05  Notice of Dissolution/Termination.

     (a) In the event a Dissolution Event occurs or an event occurs that would, but for the provisions of Section 12.01, result in a dissolution of the Company, the Board shall, within thirty days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Board) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Board).

     (b) Upon completion of the distribution of the Company's property as provided in this Article XII, the Company shall be terminated, and the Liquidator shall cause the filing of the Certificate of Dissolution pursuant to the Act and shall take all such other actions as may be necessary to terminate the Company.

     12.06 Allocations During Period of Liquidation. During the period commencing on the first day of the fiscal year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Members pursuant to Section 12.02 hereof (the "Liquidation Period"), the Members shall continue to share Net Income and Net Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in these Regulations.

     12.07  The Liquidator.

     (a) Definition. The "Liquidator" shall mean a Person appointed by a majority of the Board to oversee the liquidation of the Company.

     (b) Fees. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article XII and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

     (c) Indemnification. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys' fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

     12.08 Form of Liquidating Distributions. For purposes of making distributions required by Section 12.02 hereof, the Liquidator may determine whether to distribute all or any portion of the Company's property in-kind or to sell all or any portion of the Company's property and distribute the proceeds therefrom.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

     13.01 Notices. Except as expressly set forth to the contrary in these Regulations, all notices, requests, or consents provided for or permitted to be given under these Regulations must be in writing and must be given either by depositing that writing in the United States mail addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under these Regulations is effective on receipt by the Person to receive it. All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on the signature page hereof, or such other address as that Member may specify by notice to the other Members. Any notice, request, or consent to the Company or the Managers must be given to the Managers at the addresses set forth on the signature page hereof. Whenever any notice is required to be given by law, the Certificate or these Regulations, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to the giving of such notice.

     13.02 Entire Agreement; Supersedure. These Regulations constitute the entire agreement of the Members and their Affiliates relating to the Company and supersede all prior contracts or agreements with respect to the Company, whether oral or written, except that these Regulations shall not override or supersede the Loan Documents.

     13.03 Effect of Waiver of Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run.

     13.04 Binding Effect. Subject to the restrictions on Dispositions set forth in these Regulations, these Regulations are binding on and shall inure to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

     13.05 Governing Law; Severability. THESE REGULATIONS ARE GOVERNED BY AND WILL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THESE REGULATIONS TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of these Regulations and (a) any provision of the Certificate, or (b) any mandatory provision of the Act or (to the extent such statutes are incorporated into the Act) the DGCL, the application provision of the Certificate, the Act, or the DGCL will control. If any provision of these Regulations or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of these Regulations and the application of that provision to other Persons or circumstances are not affected thereby and that provision will be enforced to the greatest extent permitted by law.

     13.06 Further Assurances. In connection with these Regulations and the transactions contemplated hereby, each Member will execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of these Regulations and those transactions.

     13.07 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

     13.08 Indemnification. To the fullest extent permitted by law, each Member will indemnify the Company, each Manager and each other Member and hold them harmless from and against all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and attorney's fees) they may incur on account of any breach by that Member of these Regulations.

     13.09 Notice to Members of Provisions of these Regulations. By executing these Regulations or acquiring or accepting Membership Interests hereunder, each Member acknowledges that it has actual notice of all of the provisions of these Regulations, including, without limitation, the restrictions on the transfer of Membership Interests, and all of the provisions of the Certificate.

     13.10 Counterparts. These Regulations may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts will be construed together and constitute the same instrument.

     13.11  Mediation.

     (a) Agreement to Use Procedure. The Company, its Managers and its Members (collectively "Company Affiliates") have agreed to these Regulations and the related transactions in good faith and in the belief that they are mutually advantageous to them. It is with that same spirit of cooperation that they pledge to attempt to resolve any dispute amicably without the necessity of litigation. Accordingly, they agree that, if any dispute arises between any of them relating to the Company or these Regulations (the "Dispute"), they will first utilize the procedures specified in this Section (the "Procedure") and Section 13.12, prior to engaging in litigation.

     (b) Initiation of Procedure. The party seeking to initiate the Procedure (the "Initiating Party") shall give written notice to the other parties or potential parties, describing in general terms the nature of the Dispute, the Initiating Party's claim for relief and identifying one or more individuals with authority to settle the Dispute on such Party's behalf. The Party(s) receiving such notice (the "Responding Party", whether one or more) shall have five (5) business days within which to designate by written notice to the Initiating Party, one or more individuals with authority to settle the Dispute on such Party's behalf. The individuals so designated shall be known as the "Authorized Individuals." The Initiating Party and the Responding Party shall collectively be referred as the "Disputing Parties" or individually a "Disputing Party."

     (c) Direct Negotiations. The Authorized Individuals shall be entitled to make such investigation of the Dispute as they deem appropriate, but agree to promptly, and in no event later than ten (10) days from the date of the Initiating Party's written notice, meet to discuss resolution of the Dispute. The Authorized Individuals shall meet at such times and places and with such frequency as they may agree. If the Dispute has not been resolved within five
(5) days from the date of their initial meeting, the Disputing Parties shall cease direct negotiations and shall submit the Dispute to mediation in accordance with the procedure described below.

     (d)    Selection of Mediator. The Authorized Individuals shall have three
(3) business days from the date they submit the Dispute to mediation to submit to each other a written list of acceptable qualified attorney-mediators not affiliated with any of the parties or their Affiliates. Within three (3) days from the date of receipt of such list, the Authorized Individuals shall rank the mediators in numerical order of preference and exchange such rankings. If one or more names are on both lists, the highest ranking person shall be designated as the mediator. If no mediator has been selected under this procedure, the Disputing Parties agree jointly to request a State or Federal District Judge of their choosing (or if they cannot agree, the Local Administrative Judge for Harris County, Texas), to supply within five (5) business days a list of potential qualified attorney-mediators. Within three (3) business days of receipt of the list, the Authorized Individuals shall again rank the proposed mediators in numerical order of preference and shall simultaneously exchange such list and shall select as the mediator the individual receiving the highest combined ranking. If such mediator is not available to serve, they shall proceed to contact the mediator who was next highest in ranking until they are able to agree upon a mediator.

     (e) Time and Place of Mediation. In consultation with the mediator selected, the Authorized Individuals shall promptly designate a mutually convenient time and place for the mediation. Unless circumstances require otherwise, such time shall be not later than ten (10) days after selection of the mediator.

     (f) Exchange of Information. In the event any Disputing Party to this Agreement has substantial need for information in the possession of another Disputing Party to this Agreement in order to prepare for the mediation, all Disputing Parties shall attempt in good faith to agree to procedures for the expeditious exchange of such information, with the help of the mediator if required.

     (g) Summary of Views. At least three (3) days prior to the first scheduled session of the mediation, each Disputing Party shall deliver to the mediator and to the other Disputing Parties a concise written summary of its views on the matter in Dispute, and such other matters required by the mediator. The mediator may also request that a confidential issue paper be submitted by each Disputing Party to him or her.

     (h) Parties to be Represented. In the mediation, each Disputing Party shall be represented by an Authorized Individual and may be represented by counsel. In addition, each Disputing Party may, with permission of the mediator, bring such additional Persons as needed to respond to questions, contribute information, and participate in the negotiations.

     (i) Conduct of Mediation. The mediator shall determine the format for the meetings, designed to assure that both the mediator and the Authorized Individuals have an opportunity to hear an oral presentation of each Disputing Party's views on the matter in dispute, and that the authorized parties attempt to negotiate a resolution of the matter in dispute, with or without the assistance of counsel or others, but with the assistance of the mediator. To this end, the mediator is authorized to conduct both joint meetings and separate private caucuses with the Disputing Parties. The mediation session will be private. The mediator will keep confidential all information learned in private caucus with any Disputing Party unless specifically authorized by such Disputing Party to make disclosure of the information to the other Disputing Party. The Disputing Parties agree to sign a document agreeing that the mediator shall be governed by the provisions of Chapter 154 of the Tex. Civ. Prac. & Rem. Code and such other rules as the mediator shall prescribe. The Disputing Parties commit to participate in the proceedings in good faith, with the intention of resolving the Dispute if at all possible.

     (j) Termination of Procedure. The Disputing Parties agree to participate in the mediation procedure to its conclusion. The mediation shall be terminated
(i) by the execution of a settlement agreement by the Disputing Parties, (ii) by a declaration of the mediator that the mediation is terminated, or (iii) by a written declaration of a Disputing Party to the effect that the mediation process is terminated at the conclusion of one full day's mediation session.

     (k) Fees of Mediation; Disqualification. The fees and expenses of the mediator shall be shared equally by the Disputing Parties. The mediator shall be disqualified as a witness, consultant, expert or counsel for any Disputing Party with respect to the Dispute and any related matters.

     (l) Confidentiality. Mediation is a compromise negotiation for purposes of Federal and State Rules of Evidence and constitutes privileged communication under Texas law. The entire mediation process is confidential, and no stenographic, visual or audio record shall be made. All conduct, statements, promises, offers, views and opinions, whether oral or written, made in the course of the mediation by any Disputing Party, their agents, employees, representatives or other invitees and by the mediator, are confidential and shall, in addition and where appropriate, be deemed privileged. Such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties, and shall not be disclosed to anyone not an agent, employee, expert, witness or representative of any of the parties; provided, however, that evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the mediation.

     13.12. Arbitration. Any Dispute not resolved pursuant to Section 13.11 shall be resolved by binding arbitration in accordance with the following provisions, provided, however, that (i) before initiating arbitration, each of the Company Affiliates involved or potentially involved in any Dispute agrees that he, she or it will participate in mediation as provided in Section 13.11, and (ii) any of the Company Affiliates may seek in state or federal court in the county where the arbitration is required to be conducted injunctive relief or other equitable relief to preserve the status quo pending arbitration.

     Any of the Initiating Parties may submit any Dispute that is subject to arbitration by giving written notice to the other Responding Parties. Within 30 days after receipt of such notice by such other party, the Initiating and Responding Parties (collectively the "parties" or individually a party) shall mutually select an arbitrator. If the parties are unable to agree upon such selection within such 30 days, then either the Initiating or Responding Party may, upon at least five days prior written notice to the other party, request the American Arbitration Association to appoint the arbitrator. The American Arbitration Association may thereupon appoint the arbitrator. The arbitrator shall be impartial and unrelated, directly or indirectly, so far as rendering of services is concerned to any of the parties or any of their respective Affiliates. The arbitration shall be conducted in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect, except as otherwise provided in this Section 13.12, and the arbitrator shall be paid on an hourly basis, except as otherwise mutually agreed.

     The arbitrator shall investigate the facts and may, in his or her discretion, hold hearings, at which the parties hereto may present evidence and arguments, be represented by counsel and conduct cross-examination. The arbitrator shall render a written decision on the matter presented as soon as practicable after his or her appointment and in any event not more than 90 days after such appointment. The decision of the arbitrator, which may include equitable relief, shall be final and binding on the parties hereto, and judgment upon the decision may be entered in any court having jurisdiction thereof. If the arbitrator shall fail to render a decision within such 90 day period, either party may institute such action or proceeding in such court as shall be appropriate in the circumstances and upon the institution of such action, the arbitration proceeding shall be terminated and shall be of no further force and effect. The prevailing party shall be awarded reasonable attorneys' fees, expert and non-expert witness costs and expenses incurred in connection with the arbitration, and the fees and costs of the arbitrator shall be borne by the nonprevailing party unless, in either case, the arbitrator for good cause determines otherwise. In resolving any dispute, the arbitrator shall apply the provisions of these Regulations and applicable law, without varying therefrom in any respect. The arbitrator shall not have the power to add to, modify or change any of the provisions of these Regulations.

     IN WITNESS WHEREOF, following adoption of these Regulations by the Managers, the undersigned have executed these Regulations as of the date first set forth above.

Address for Notice:                     CLASS A MEMBER:
                                        --------------
14315 West Hardy Road                   TieTek Technologies, Inc.,
                                        a Texas corporation


Houston, TX 77060                       By:    Henry W. Sullivan
                                           -------------------------------------
                                              Henry W. Sullivan, President

Address for Notice:                     CLASS B MEMBER:
                                        --------------

5949 Sherry Lane, Suite 1900            Sponsor Investments, LLC, a Texas
                                        limited liability company
Dallas, TX 75225


                                        By:      John H. Washburn
                                           -------------------------------------
                                        Name and Title: John H. Washburn,
                                        Executive Vice President

Manager Notice Addresses:               BOARD OF MANAGERS:
                                        -----------------

5949 Sherry Lane, Suite 1900

Dallas, TX 75225                        John H. Washburn
                                        ----------------------------------------
                                        John H. Washburn

5949 Sherry Lane, Suite 1900

Dallas, TX 75225                        Bruce Leadbetter
                                        ----------------------------------------
                                        Bruce Leadbetter

5949 Sherry Lane, Suite 1900

Dallas, TX 75225                        General Goh
                                        ----------------------------------------
                                        General Goh

14315 West Hardy Road

Houston, TX 77060                       Henry W. Sullivan
                                        ----------------------------------------
                                        Henry W. Sullivan

14315 West Hardy Road

Houston, TX 77060                       Kevin C. Maddox
                                        ----------------------------------------
                                        Kevin C. Maddox

                                   SCHEDULE A
                                   ----------

CURRENT ASSETS                     AGREED VALUE
-----------------------------------------------
Checking Acct - Wells Fargo      $    16,365.83
Petty Cash                               200.00
Accounts Receivable                   43,235.00
Employee Receivables                     400.00
EMP REC - TX C.S. SDU                    140.95
Advances                               1,372.50
Inventory - Raw Material              17,478.56
Inventory RM-Marshall Plant           14,165.04
Crossties - B & C Grade              165,550.07
Prepaid Insurance                     50,280.76
Prepaid - Other                       30,409.04
TOTAL CURRENT ASSETS                                  339,597.75

FIXED ASSETS
------------
Accumulated Depreciation            (685,022.04)
-----------------------------------------------
Equipment-Molding System             800,394.25
Line II Molding Sys-CIP              694,376.57
Line III Molding Sys-CIP             672,621.54
Equipment-XRay Inspect Sys           117,793.72
Equipment-Upright Lift                 8,500.00
Equipment-MK-160 Molding              95,657.98
Equipment-Banbury/Extruder           671,605.53
Ventilation Sys-Vents                 63,597.50
Ventilation System                     8,248.65
Equip.-Houston Plant Start-Up        654,936.68
LineII Startup                       245,578.89
Line II Banbury - CIP                472,971.00
Forklift-Capital Expenditure           7,756.02
Line III Startup                      59,864.29
Banbury Line III - CIP               114,682.00
Equip.-Raw Materials Handling        177,799.55
Chiller                               84,602.55
Furniture & Fixtures                   8,648.00
Equip-Crosstie Finishing Equip       101,394.21
XRay to Texture Conveyor               6,458.08
Texture to Bank Automation             7,200.00
X-Ray Vitalux/Vista Pluss III         51,116.40
Computers                             27,938.65
Leasehold Improvements                57,814.55
Fixed Asset-Building               1,710,609.01

TOTAL FIXED ASSETS                                  6,237,143.58

OTHER ASSETS
------------
Patent                                70,303.64
Purchased Technology               2,158,117.44
Purch Tech-Accum Amortization       (646,760.00)
Pat&Purch Tech-Purch Acct Entr     1,378,015.01
Pat&Purch Tech-Acc Amortiz          (459,338.40)
Crosstie Patent                      119,846.16
Crosstie Pat. - Accum Amort           (2,750.27)
Deposit-Seafab, Inc.                  20,000.00
Lease Costs-Legal                        188.44
TOTAL OTHER ASSETS                                  2,637,622.02
TOTAL ASSETS                                      $ 9,214,363.20

CURRENT LIABILITIES
-------------------
Accounts Payable                 $   464,089.54
Accrued Payables                       6,732.65
Property Tax Accrual                  24,000.00
Accrued Int-Sponsor N/P               16,500.00
TOTAL CURRENT LIABILITIES                             511,322.19

LONG TERM LIABILITIES
---------------------
Note payable - Sponsor LLC         1,100,000.00
TOTAL LONG TERM LIABILITIES                         1,100,000.00
TOTAL LIABILITIES                                   1,611,322.19